Exhibit 4(i)

K. HOVNANIAN ENTERPRISES, INC.,
as Issuer

HOVNANIAN ENTERPRISES, INC.
and
the other Guarantors party hereto

and

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Senior Trustee

Indenture

Dated as of November 30, 2004

6 1/4% Senior Notes Due 2015

CROSS-REFERENCE TABLE

TIA Sections		Indenture Sections

310	(a)	7.10
	(b)	7.08
	(c)	Inapplicable
311		Inapplicable
312		11.02
313		7.06
314	(a)	4.15, 4.16
	(b)	Inapplicable
	(c)	11.04
	(d)	Inapplicable
	(e)	11.05
	(f)	Inapplicable
315	(a)	7.01, 7.02
	(b)	7.02, 7.05
	(c)	7.01
	(d)	7.02
	(e)	5.09
316	(a)	2.06, 5.01, 5.03, 5.04
	(b)	5.06
	(c)	11.02
317	(a)(1)	5.07
	(a)(2)	5.07
	(b)	2.03
318		11.01

TABLE OF CONTENTS

RECITALS

ARTICLE 1
Definitions and Incorporation by Reference

Section 1.01. Definitions.
Section 1.02. Rules of Construction

ARTICLE 2
The Notes

Section 2.01. Form, Dating and Denominations; Legends
Section 2.02. Execution and Authentication; Exchange Notes; Additional Notes
Section 2.03. Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust
Section 2.04. Replacement Notes
Section 2.05. Outstanding Notes
Section 2.06. Temporary Notes
Section 2.07. Cancellation
Section 2.08. CUSIP and ISIN Numbers
Section 2.09. Registration, Transfer and Exchange
Section 2.10. Restrictions on Transfer and Exchange
Section 2.11. Regulation S Temporary Global Notes

ARTICLE 3
Redemption; Offer to Purchase

Section 3.01. Optional Redemption
Section 3.02. Sinking Fund; Mandatory Redemption
Section 3.03. Method And Effect of Redemption
Section 3.04. Offer to Purchase

ARTICLE 4
Covenants

Section 4.01. Payment of Notes
Section 4.02. Maintenance of Office or Agency
Section 4.03. Existence
Section 4.04. Payment of Taxes and Other Claims

i

Section 4.05. Maintenance of Properties and Insurance
Section 4.06. Limitations on Indebtedness
Section 4.07. Limitations on Restricted Payments
Section 4.08. Limitations on Liens
Section 4.09. Limitations on Restrictions Affecting Restricted Subsidiaries
Section 4.10. Limitations on Dispositions of Assets
Section 4.11. Guarantees By Restricted Subsidiaries
Section 4.12. Repurchase of Notes upon a Change of Control
Section 4.13. Limitations on Transactions with Affiliates
Section 4.14. Limitations on Mergers, Consolidations and Sales of Assets
Section 4.15. Reports to Holders of Notes
Section 4.16. Reports to Senior Trustee
Section 4.17. Notice of Other Defaults
Section 4.18. Limitation of Applicability of Certain Covenants if Notes Rated Investment Grade

ARTICLE 5
Remedies

Section 5.01. Events of Default
Section 5.02. Other Remedies
Section 5.03. Waiver of Defaults by Majority of Holders
Section 5.04. Direction of Proceedings
Section 5.05. Application of Moneys Collected by Senior Trustee
Section 5.06. Proceedings by Holders
Section 5.07. Proceedings by Senior Trustee
Section 5.08. Remedies Cumulative and Continuing
Section 5.09. Undertaking to Pay Costs
Section 5.10. Notice of Defaults
Section 5.11. Waiver of Stay, Extension or Usury Laws
Section 5.12. Senior Trustee May File Proof of Claim
Section 5.13. Payment of Notes on Default; Suit Therefor

ARTICLE 6
Guarantees; Release of Guarantor

Section 6.01. Guarantee
Section 6.02. Obligations of each Guarantor Unconditional
Section 6.03. Release of a Guarantor
Section 6.04. Execution and Delivery of Guarantee
Section 6.05. Limitation on Guarantor Liability
Section 6.06. Article 6 Not to Prevent Events of Default
Section 6.07. Waiver by the Guarantors
Section 6.08. Subrogation and Contribution
Section 6.09. Stay of Acceleration

Section 6.10. Guarantors as “obligors” for Provisions Included in the Indenture Pursuant to the Trust Indenture Act

ARTICLE 7
The Senior Trustee

Section 7.01. General
Section 7.02. Certain Rights of the Senior Trustee
Section 7.03. Individual Rights of the Senior Trustee
Section 7.04. Senior Trustee’s Disclaimer
Section 7.05. Reserved.
Section 7.06. Reports by Senior Trustee to Holders
Section 7.07. Compensation and Indemnity
Section 7.08. Replacement of Senior Trustee
Section 7.09. Successor Senior Trustee by Merger
Section 7.10. Eligibility
Section 7.11. Money Held in Trust

ARTICLE 8
Defeasance and Discharge

Section 8.01. Legal Defeasance And Discharge
Section 8.02. Covenant Defeasance
Section 8.03. Conditions To Legal Or Covenant Defeasance
Section 8.04. Deposited Money And Government Securities To Be Held In Trust; Other Miscellaneous Provisions
Section 8.05. Repayment To Issuer
Section 8.06. Reinstatement
Section 8.07. Survival
Section 8.08. Satisfaction and Discharge of Indenture

ARTICLE 9
Amendments, Supplements and Waivers

Section 9.01. Amendments Without Consent of Holders
Section 9.02. Amendments With Consent of Holders
Section 9.03. Effect of Consent
Section 9.04. Senior Trustee’s Rights and Obligations
Section 9.05. Conformity with Trust Indenture Act
Section 9.06. Payments for Consents

ARTICLE 10
Release of Issuer and Guarantors

Section 10.01. Release of Issuer

ARTICLE 11
Miscellaneous

Section 11.01. Trust Indenture Act of 1939
Section 11.02. Holder Communications; Holder Actions
Section 11.03. Notices
Section 11.04. Certificate and Opinion as to Conditions Precedent
Section 11.05. Statements Required in Certificate or Opinion
Section 11.06. Payment Date Other Than a Business Day
Section 11.07. Governing Law
Section 11.08. No Adverse Interpretation of Other Agreements
Section 11.09. Successors
Section 11.10. Duplicate Originals
Section 11.11. Separability
Section 11.12. Table of Contents and Headings
Section 11.13. No Liability of Directors, Officers, Employees, Partners, Incorporators and Stockholders
Section 11.14. Provisions of Indenture for the Sole Benefit of Parties and Holders of Notes

EXHIBITS

EXHIBIT A	Form of Note
EXHIBIT B	Form of Supplemental Indenture
EXHIBIT C	Restricted Legend
EXHIBIT D	DTC Legend
EXHIBIT E	Regulation S Certificate
EXHIBIT F	Rule 144A Certificate
EXHIBIT G	Institutional Accredited Investor Certificate
EXHIBIT H	Certificate of Beneficial Ownership
EXHIBIT I	Regulation S Temporary Global Note Legend

v

INDENTURE, dated as of November 30, 2004, among K. HOVNANIAN ENTERPRISES, INC., a California corporation (the “Issuer”), HOVNANIAN ENTERPRISES, INC., a Delaware corporation (the “Company”), each of the other Guarantors (as defined hereafter) and WACHOVIA BANK, NATIONAL ASSOCIATION, as Senior Trustee (the “Senior Trustee”).

RECITALS

The Issuer has duly authorized the execution and delivery of the Indenture to provide for the issuance of up to $200,000,000 aggregate principal amount of the Issuer’s 6 1/4% Senior Notes Due 2015, and, if and when issued, any Initial Additional Notes (together with any Exchange Notes issued therefor as provided herein, the “Notes”).  All things necessary to make the Indenture a valid agreement of the Issuer, in accordance with its terms, have been done, and the Issuer has done all things necessary to make the Notes (in the case of any Additional Notes, when duly authorized), when duly issued and executed by the Issuer and authenticated and delivered by the Senior Trustee, the valid obligations of the Issuer as hereinafter provided.

In addition, the Guarantors party hereto have duly authorized the execution and delivery of the Indenture as guarantors of the Notes.  All things necessary to make the Indenture a valid agreement of each Guarantor, in accordance with its terms, have been done, and each Guarantor has done all things necessary to make the Guarantees (in the case of the Guarantee of any Additional Notes, when duly authorized), when duly issued and executed by each Guarantor and when the Notes have been authenticated and delivered by the Senior Trustee, the valid obligation of such Guarantor as hereinafter provided.

This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of, and govern indentures qualified under, the Trust Indenture Act.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1
Definitions and Incorporation by Reference

Section 1.01.  Definitions.

“Acquired Indebtedness” means (a) with respect to any Person that becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) after the Issue Date, Indebtedness of such Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into the Company, the Issuer or any Restricted Subsidiary) and (b) with respect to the Company, the Issuer or any Restricted Subsidiary, any Indebtedness expressly assumed by the Company, the Issuer or any Restricted Subsidiary in connection with the acquisition of any assets from another Person (other than the Company, the Issuer or any Restricted Subsidiary), which Indebtedness was not incurred by such other Person in connection with or in contemplation of such acquisition.  Indebtedness incurred in connection with or in contemplation of any transaction described in clause (a) or (b) of the preceding sentence shall be deemed to have been incurred by the Company or a Restricted Subsidiary, as the case may be, at the time such Person becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) in the case of clause (a) or at the time of the acquisition of such assets in the case of clause (b), but shall not be deemed Acquired Indebtedness.

“Additional Interest” means additional interest or liquidated damages owed to the Holders pursuant to a Registration Rights Agreement.

“Additional Notes” means any notes of the Issuer issued under the Indenture in addition to the Original Notes, including any Exchange Notes issued in exchange for such Additional Notes, having the same terms in all respects as the Original Notes except that interest will accrue on the Additional Notes from their date of issuance.

“Affiliate” means, when used with reference to a specified Person, any Person directly or indirectly controlling, or controlled by or under direct or indirect common control with, the Person specified.

“Affiliate Transaction” has the meaning ascribed to it in Section 4.13 hereof.

“Agent” means any Registrar, Paying Agent or Authenticating Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Applicable Debt” means all Indebtedness of the Company or any of its Restricted Subsidiaries (a) under Credit Facilities or (b) that is publicly traded (including in the Rule 144A market), including, without limitation, the Issuer’s senior notes and senior subordinated notes outstanding on the Issue Date.

“Asset Acquisition” means (a) an Investment by the Company, the Issuer or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Company, the Issuer or any Restricted Subsidiary or (b) the acquisition by the Company, the Issuer or any Restricted Subsidiary of the assets of any Person, which constitute all or substantially all of the assets or of an operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

“Asset Disposition” means any sale, transfer, conveyance, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback or sale of shares of Capital Stock in any Subsidiary) (each, a “transaction”) by the Company, the Issuer or any Restricted Subsidiary to any Person of any Property having a Fair Market Value in any transaction or series of related transactions of at least $5 million. The term “Asset Disposition” shall not include:

(a)                                  a transaction between the Company, the Issuer and any Restricted Subsidiary or a transaction between Restricted Subsidiaries,

(b)                       a transaction in the ordinary course of business, including, without limitation, sales (directly or indirectly), dedications and other donations to governmental authorities, leases and sales and leasebacks of (i) homes, improved land and unimproved land and (ii) real estate (including related amenities and improvements),

(c)                        a transaction involving the sale of Capital Stock of, or the disposition of assets in, an Unrestricted Subsidiary,

(d)                       any exchange or swap of assets of the Company, the Issuer or any Restricted Subsidiary for assets that (i) are to be used by the Company, the Issuer or any Restricted Subsidiary in the ordinary course of its Real Estate Business and (ii) have a Fair Market Value not less than the Fair Market Value of the assets exchanged or swapped,

(e)                        any sale, transfer, conveyance, lease or other disposition of assets and properties that is governed by Section 4.14 hereof, or

(f)                          dispositions of mortgage loans and related assets and mortgage-backed securities in the ordinary course of a mortgage lending business.

“Attributable Debt” means, with respect to any Capitalized Lease Obligations, the capitalized amount thereof determined in accordance with GAAP.

“Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Senior Trustee.

“Bankruptcy Law” means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Board of Directors” means, when used with reference to the Issuer or the Company, as the case may be, the board of directors or any duly authorized committee of that board or any director or directors and/or officer or officers to whom that board or committee shall have duly delegated its authority.

“Board Resolution” means a resolution duly adopted by the Board of Directors which, as of the date of any certification thereof, remains in full force and effect.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate Trust Office of the Senior Trustee is located are authorized or required by law or regulation to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person’s capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date, including, without limitation, all Disqualified Stock and Preferred Stock.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means

(a)                                  U.S. dollars;

(b)                                 securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of one year or less from the date of acquisition;

(c)                                  certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million;

(d)                                 repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above;

(e)                                  commercial paper rated P-1, A-1 or the equivalent thereof by Moody’s or S&P, respectively, and in each case maturing within six months after the date of acquisition; and

(f)                                    investments in money market funds substantially all of the assets of which consist of securities described in the foregoing clauses (a) through (e).

“cash transaction” has the meaning ascribed to it in Section 7.03 hereof.

“Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit H.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Change of Control” means

(a)                                  any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its Restricted Subsidiaries to any Person (other than a Restricted Subsidiary); provided, however, that a transaction where the holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of such Person immediately after such transaction shall not be a Change of Control;

(b)                                 a “person” or “group” (within the meaning of Section 13(d) of the Exchange Act (other than (x) the Company or (y) the Permitted Hovnanian Holders)) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Common Equity of the Company representing more than 50% of the voting power of the Common Equity of the Company;

(c)                                  Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company;

(d)                                 the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; provided, however, that a liquidation or dissolution of the Company which is part of a transaction that does not constitute a Change of Control under the proviso contained in clause (a) above shall not constitute a Change of Control; or

(e)                                  a change of control shall occur as defined in the instrument governing any publicly traded debt securities of the Company or the Issuer which requires the Company or the Issuer to repay or repurchase such debt securities.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg, formerly Cedelbank.

“Commission” means the Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled to (a) vote in the election of directors of such Person or (b) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” has the meaning ascribed to it in the preamble hereof and shall also refer to any successor obligor under the Indenture and its Guarantee(s).

“Consolidated Adjusted Tangible Assets” of the Company as of any date means the Consolidated Tangible Assets of the Company, the Issuer and the Restricted Subsidiaries at the end of the fiscal quarter immediately preceding the date less any assets securing any Non-Recourse Indebtedness, as determined in accordance with GAAP.

“Consolidated Cash Flow Available for Fixed Charges” means, for any period, Consolidated Net Income for such period plus (each to the extent deducted in calculating such Consolidated Net Income and determined in accordance with GAAP) the sum for such period, without duplication, of:

(a)                                  income taxes,

(b)                                 Consolidated Interest Expense,

(c)                                  depreciation and amortization expenses and other non-cash charges to earnings, and

(d)                                 interest and financing fees and expenses which were previously capitalized and which are amortized to cost of sales, minus all other non-cash items (other than the receipt of notes receivable) increasing such Consolidated Net Income.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any determination date, the ratio of (x) Consolidated Cash Flow Available for Fixed Charges for the prior four full fiscal quarters (the “Four Quarter Period”) for which financial results have been reported immediately preceding the determination date (the “Transaction Date”), to (y) the aggregate Consolidated Interest Incurred for the Four Quarter Period. For purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Interest Incurred” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(a)                                  the incurrence or the repayment, repurchase, defeasance or other discharge or the assumption by another Person that is not an Affiliate (collectively, “repayment”) of any Indebtedness of the Company, the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation, and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, except that Indebtedness under revolving credit facilities shall be deemed to be the average daily balance of such Indebtedness during the Four Quarter Period (as reduced on such pro forma basis by the application of any proceeds of the incurrence of Indebtedness giving rise to the need to make such calculation);

(b)                                 any Asset Disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company, the Issuer or any Restricted Subsidiary (including any Person that becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring Acquired Indebtedness at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Disposition or Asset Acquisition (including the incurrence or repayment of any such Indebtedness) and the inclusion, notwithstanding clause (b) of the definition of “Consolidated Net Income,” of any Consolidated Cash Flow Available for Fixed Charges associated with such Asset Acquisition as if it occurred on the first day of the Four Quarter Period; provided, however, that the Consolidated Cash Flow Available for Fixed Charges associated with any Asset Acquisition shall not be included to the extent the net income so associated would be excluded pursuant to the definition of “Consolidated Net Income,” other than clause (b) thereof, as if it applied to the Person or assets involved before they were acquired; and

(c)                                  the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Interest Incurred attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded.

Furthermore, in calculating “Consolidated Cash Flow Available for Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio,”

(a)                                  interest on Indebtedness in respect of which a pro forma calculation is required that is determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date, and

(b)                                 notwithstanding clause (a) above, interest on such Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Protection Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Interest Expense” of the Company for any period means the Interest Expense of the Company, the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Incurred” for any period means the Interest Incurred of the Company, the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” for any period means the aggregate net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that there will be excluded from such net income (loss) (to the extent otherwise included therein), without duplication:

(a)                                  the net income (or loss) of (x) any Unrestricted Subsidiary (other than a Mortgage Subsidiary) or (y) any Person (other than a Restricted Subsidiary or a Mortgage Subsidiary) in which any Person other than the Company, the Issuer or any Restricted Subsidiary has an ownership interest, except, in each case, to the extent that any such income has actually been received by the Company, the Issuer or any Restricted Subsidiary in the form of cash dividends or similar cash distributions during such period, which dividends or distributions are not in excess of the Company’s, the Issuer’s or such Restricted Subsidiary’s (as applicable) pro rata share of such Unrestricted Subsidiary’s or such other Person’s net income earned during such period,

(b)                                 except to the extent includable in Consolidated Net Income pursuant to the foregoing clause (a), the net income (or loss) of any Person that accrued prior to the date that (i) such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company, the Issuer or any of its Restricted Subsidiaries (except, in the case of an Unrestricted Subsidiary that is redesignated a Restricted Subsidiary during such period, to the extent of its retained earnings from the beginning of such period to the date of such redesignation) or (ii) the assets of such Person are acquired by the Company or any Restricted Subsidiary,

(c)                                  the net income of any Restricted Subsidiary to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period,

(d)                                 the gains or losses, together with any related provision for taxes, realized during such period by the Company, the Issuer or any Restricted Subsidiary resulting from (i) the acquisition of securities, or extinguishment of Indebtedness, of the Company or any Restricted Subsidiary or (ii) any Asset Disposition by the Company or any Restricted Subsidiary,

(e)                                  any extraordinary gain or loss together with any related provision for taxes, realized by the Company, the Issuer or any Restricted Subsidiary, and

(f)                                    any non-recurring expense recorded by the Company, the Issuer or any Restricted Subsidiary in connection with a merger accounted for as a “pooling-of-interests” transaction;

provided further, that for purposes of calculating Consolidated Net Income solely as it relates to clause (iii) of Section 4.07(a) hereof, clause (d)(ii) above shall not be applicable.

“Consolidated Net Worth” of any Person as of any date means the stockholders’ equity (including any Preferred Stock that is classified as equity under GAAP, other than Disqualified Stock) of such Person and its Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less any amount attributable to Unrestricted Subsidiaries.

“Consolidated Tangible Assets” of the Company as of any date means the total amount of assets of the Company, the Issuer and the Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less (a) Intangible Assets and (b) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries.

“Continuing Director” means a director who either was a member of the Board of Directors of the Company on the date of the Indenture or who became a director of the Company subsequent to such date and whose election or nomination for election by the Company’s stockholders was duly approved by a majority of the Continuing Directors on the Board of Directors of the Company at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

“control” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Corporate Trust Office” means the office of the Senior Trustee at which the corporate trust business of the Senior Trustee is principally administered, which at the date of the Indenture is located at 21 South Street, Morristown, NJ 07960.

“Covenant Defeasance” has the meaning ascribed to it in Section 8.02 hereof.

“Credit Facilities” means, collectively, each of the credit facilities and lines of credit of the Company or one or more Restricted Subsidiaries in existence on the Issue Date and one or more other facilities and lines of credit among or between the Company or one or more Restricted Subsidiaries and one or more lenders pursuant to which the Company or one or more Restricted Subsidiaries may incur indebtedness for working capital and general corporate purposes (including acquisitions), as any such facility or line of credit may be amended, restated, supplemented or otherwise modified from time to time, and includes any agreement extending the maturity of, increasing the amount of, or restructuring, all or any portion of the Indebtedness under such facility or line of credit or any successor facilities or lines of credit and includes any facility or line of credit with one or more lenders refinancing or replacing all or any portion of the Indebtedness under such facility or line of credit or any successor facility or line of credit.

“Currency Agreement” of any Person means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Depositary” means the depositary of each Global Note, which will initially be DTC.

“Designation Amount” has the meaning provided in the definition of Unrestricted Subsidiary.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes or (b) is convertible into or exchangeable or exercisable for (whether at the option of the issuer or the holder thereof) (i) debt securities or (ii) any Capital Stock referred to in (a) above, in each case, at any time prior to the final maturity date of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Stock if the change in control provision applicable to such Capital Stock are no more favorable to such holders than Section 4.12 hereof and such Capital Stock specifically provides that the Company will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company’s repurchase of the Notes as are required pursuant to Section 4.12 hereof.

“DTC” means The Depository Trust Company, a New York corporation.

“DTC Legend” means the legend set forth in Exhibit D.

“Euroclear” means Euroclear Bank S.A./N.V. and its successors or assigns, as operator of the Euroclear System.

“Event of Default” has the meaning ascribed to such term in Section 5.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the notes of the Issuer issued under the Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Initial Additional Notes in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or any Initial Additional Notes (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend, and (ii) the provisions relating to Additional Interest will be eliminated).

“Exchange Offer” means an offer by the Issuer to the Holders of the Initial Notes or any Initial Additional Notes to exchange such Notes for Exchange Notes, as provided for in a Registration Rights Agreement.

“Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.

“expiration date” has the meaning ascribed to it in Section 3.04(b) hereof.

“Extinguished Covenants” has the meaning ascribed to such term in Section 4.18 hereof.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on May 4, 1999.

“Global Note” means a Note in registered, global form without interest coupons.

“Guarantee” means the guarantee of the Notes by each Guarantor under the Indenture.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided, that the term “guarantee” does not include endorsements for collection or deposit in the ordinary course of business.  The term “guarantee” used as a verb has a corresponding meaning.

“Guarantors” means (a) initially, the Company and each of the other Guarantors signatory hereto as set forth on Schedule A hereto, which includes each of the Company’s Restricted Subsidiaries in existence on the Issue Date, other than the Issuer, KHL, Inc. and K. Hovnanian Poland, sp.zo.o. and (b) each of the Company’s Subsidiaries which becomes a Guarantor of the Notes pursuant to the provisions of this Indenture, and their successors, in each case until released from its respective Guarantee pursuant to this Indenture.

“Holder” or “Holder of Notes” means the Person in whose name a Note is registered in the books of the Registrar for the Notes.

“incurrence” has the meaning ascribed to it in Section 4.06(a) hereof.

“Indebtedness” of any Person means, without duplication,

(a)                                  any liability of such Person (i) for borrowed money or under any reimbursement obligation relating to a letter of credit or other similar instruments (other than standby letters of credit or similar instrument issued for the benefit of, or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by, such Person in the ordinary course of business), (ii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than any obligation to pay a contingent purchase price which, as of the date of incurrence thereof, is not required to be recorded as a liability in accordance with GAAP), or (iii) in respect of Capitalized Lease Obligations (to the extent of the Attributable Debt in respect thereof),

(b)                                 any Indebtedness of others that such Person has guaranteed to the extent of the guarantee; provided, however, that Indebtedness of the Company and its Restricted Subsidiaries will not include the obligations of the Company or a Restricted Subsidiary under warehouse lines of credit of Mortgage Subsidiaries to repurchase mortgages at prices no greater than 98% of the principal amount thereof, and upon any such purchase the excess, if any, of the purchase price thereof over the Fair Market Value of the mortgages acquired, will constitute Restricted Payments subject to Section 4.07 hereof,

(c)                                  to the extent not otherwise included, the obligations of such Person under Currency Agreements or Interest Protection Agreements to the extent recorded as liabilities not constituting Interest Incurred, net of amounts recorded as assets in respect of such agreements, in accordance with GAAP, and

(d)                                 all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

provided, that Indebtedness shall not include accounts payable, liabilities to trade creditors of such Person or other accrued expenses arising in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be (i) the outstanding balance at such date of all unconditional obligations as described above, net of any unamortized discount to be accounted for as Interest Expense, in accordance with GAAP, (ii) the maximum liability of such Person for any contingent obligations under clause (a) above at such date, net of an unamortized discount to be accounted for as Interest Expense in accordance with GAAP, and (iii) in the case of clause (d) above, the lesser of (x) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (y) the amount of the Indebtedness secured.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Initial Additional Notes” means Additional Notes of the Issuer issued under the Indenture in an offering not registered under the Securities Act and any Notes issued in replacement therefor, but not including any Exchange Notes issued in exchange therefor.

“Initial Notes” means the notes of the Issuer issued under the Indenture on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Issuer, the Company and the Guarantors party thereto relating to the sale of the Initial Notes by the Issuer.

“Institutional Accredited Investor Certificate” means a certificate substantially in the form of Exhibit G hereto.

“Intangible Assets” of the Company means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their prior carrying value (other than write-ups which occurred prior to the Issue Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset (within one year of its acquisition) to its fair market value in accordance with

GAAP) and all other items which would be treated as intangible on the consolidated balance sheet of the Company, the Issuer and the Restricted Subsidiaries prepared in accordance with GAAP.

“Interest Expense” of any Person for any period means, without duplication, the aggregate amount of (a) interest which, in conformity with GAAP, would be set opposite the caption “interest expense” or any like caption on an income statement for such Person (including, without limitation, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, the net costs (but reduced by net gains) associated with Currency Agreements and Interest Protection Agreements, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense (other than interest and other charges amortized to cost of sales)), and (b) all interest actually paid by the Company or a Restricted Subsidiary under any guarantee of Indebtedness (including, without limitation, a guarantee of principal, interest or any combination thereof) of any Person other than the Company, the Issuer or any Restricted Subsidiary during such period; provided, that Interest Expense shall exclude any expense associated with the complete write-off of financing fees and expenses in connection with the repayment of any Indebtedness.

“Interest Incurred” of any Person for any period means, without duplication, the aggregate amount of (a) Interest Expense and (b) all capitalized interest and amortized debt issuance costs.

“Interest Payment Date” means each January 15 and July 15 of each year, commencing January 15, 2005.

“Interest Protection Agreement” of any Person means any interest rate swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates with respect to Debt permitted to be incurred under the Indenture.

“Investment Grade” means, with respect to a debt rating of the Notes, a rating of Baa3 or higher by Moody’s together with a rating of BBB- or higher by S&P or, in the event S&P or Moody’s or both shall cease rating the Notes (for reasons outside the control of the Company or the Issuer) and the Company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency.

“Investments” of any Person means (a) all investments by such Person in any other Person in the form of loans, advances or capital contributions, (b) all guarantees of Indebtedness or other obligations of any other Person by such Person, (c) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (d) all other items that would be classified as investments in any other Person (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

“Issue Date” means November 30, 2004.

“Issuer” has the meaning ascribed to it in the preamble hereof and shall also refer to any successor obligor under the Indenture.

“Legal Defeasance” has the meaning ascribed to it in Section 8.01 hereof.

“Lien” means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, a Person shall be deemed to own, subject to a Lien, any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

“Make-Whole Amount” means, in connection with any optional redemption of any Note pursuant to Section 3.01 hereof, the excess, if any, of: (a) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the redemption date) that would have been payable in respect of such dollar if such prepayment had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Treasury Rate (determined on the Business Day preceding the date of such redemption) plus 0.50%, from the respective dates on which such principal and interest would have been payable if such payment had not been made; over (b) the principal amount of the Note being redeemed.

“Marketable Securities” means (a) equity securities that are listed on the New York Stock Exchange, the American Stock Exchange or The Nasdaq National Market and (b) debt securities that are rated by a nationally recognized rating agency, listed on the New York Stock Exchange or the American Stock Exchange or covered by at least two reputable market makers.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to its debt rating business.

“Mortgage Subsidiary” means any Subsidiary of the Company substantially all of whose operations consist of the mortgage lending business.

“Net Cash Proceeds” means with respect to an Asset Disposition, cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise (including any cash received upon sale or disposition of such note or receivable), but only as and when received), excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property disposed of in such Asset Disposition or received in any other non-cash form unless and until such non-cash consideration is converted into cash therefrom, in each case, net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state and local taxes required to be accrued as a liability under GAAP as a consequence of such Asset Disposition, and in each case net of a reasonable reserve for the after-tax cost of any indemnification or other payments (fixed and contingent) attributable to the seller’s indemnities or other obligations to the purchaser undertaken by the Company, the Issuer or any of its Restricted Subsidiaries in connection with such Asset Disposition, and net of all payments made on any Indebtedness which is secured by or relates to such Property, in accordance with the terms of any Lien or agreement upon or with respect to such Property or which must by its terms or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all contractually required distributions and payments made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition.

“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (a) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (b) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the borrower, any guarantor or any other Person for (i) environmental warranties and indemnities, or (ii) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender, waste and mechanics’ liens.

“Non-U.S. Person” means a Person that is not a “U.S. person,” as such term is defined in Regulation S.

“Notes” has the meaning ascribed to such term in the Recitals.

“offer” has the meaning ascribed to such term in Section 3.04(a).

“Offer to Purchase” has the meaning ascribed to such term in Section 3.04(a).

“Officer,” when used with respect to the Issuer or the Company, means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer, any assistant treasurer, the controller, any assistant controller, the secretary or any assistant secretary of the Issuer or the Company, as the case may be.

“Officers’ Certificate,” when used with respect to the Issuer or the Company, means a certificate signed by the chairman of the Board of Directors, the president or chief executive officer, or any vice president and by the chief financial officer, the treasurer, any assistant treasurer, the controller, any assistant controller, the secretary or any assistant secretary of the Issuer or the Company, as the case may be.

“Opinion of Counsel” means a written opinion signed by legal counsel of the Issuer or the Company, who may be an employee of, or counsel to, the Issuer or the Company, and who shall be reasonably satisfactory to the Senior Trustee.

“Original Notes” means the Initial Notes and any Exchange Notes issued in exchange therefor.

“Paying Agent” refers to a Person engaged to perform the obligations of the Senior Trustee in respect of payments made or funds held hereunder in respect of the Notes.

“Permanent Regulation S Global Note” means a Regulation S Global Note that does not bear the Regulation S Temporary Global Note Legend.

“Permitted Hovnanian Holders” means, collectively, Kevork S. Hovnanian, Ara K. Hovnanian, the members of their immediate families, the respective estates, spouses, heirs, ancestors, lineal descendants, legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors thereof, or any entity of which any of the foregoing, individually or collectively, beneficially own more than 50% of the Common Equity.

“Permitted Indebtedness” means

(a)                                  Indebtedness under Credit Facilities which does not exceed $1.0 billion principal amount outstanding at any one time;

(b)                                 Indebtedness in respect of obligations of the Company and its Subsidiaries to the trustees under indentures for debt securities;

(c)                                  intercompany debt obligations of (i) the Company to the Issuer, (ii) the Issuer to the Company, (iii) the Company or the Issuer to any Restricted Subsidiary and (iv) any Restricted Subsidiary to the Company or the Issuer or any other Restricted Subsidiary; provided, however, that any Indebtedness of any Restricted Subsidiary or the Issuer or the Company owed to any Restricted Subsidiary or the Issuer that ceases to be a Restricted Subsidiary shall be deemed to be incurred and shall be treated as an incurrence for purposes of Section 4.06(a) hereof at the time the Restricted Subsidiary in question ceases to be a Restricted Subsidiary;

(d)                                 Indebtedness of the Company or the Issuer or any Restricted Subsidiary under any Currency Agreements or Interest Protection Agreements in a notional amount no greater than the payments due (at the time the related Currency Agreement or Interest Protection Agreement is entered into) with respect to the Indebtedness or currency being hedged;

(e)                                  Purchase Money Indebtedness;

(f)                                    Capitalized Lease Obligations;

(g)                                 obligations for, pledge of assets in respect of, and guaranties of, bond financings of political subdivisions or enterprises thereof in the ordinary course of business;

(h)                                 Indebtedness secured only by office buildings owned or occupied by the Company or any Restricted Subsidiary, which Indebtedness does not exceed $10 million aggregate principal amount outstanding at any one time;

(i)                                     Indebtedness under warehouse lines of credit, repurchase agreements and Indebtedness secured by mortgage loans and related assets of mortgage lending Subsidiaries in the ordinary course of a mortgage lending business; and

(j)                                     Indebtedness of the Company or any Restricted Subsidiary which, together with all other Indebtedness under this clause (j), does not exceed $50 million aggregate principal amount outstanding at any one time.

“Permitted Investment” means

(a)                                  Cash Equivalents;

(b)                                 any Investment in the Company, the Issuer or any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary as a result of such Investment or that is consolidated or merged with or into, or transfers all or substantially all of the assets of it or an operating unit or line of business to, the Company or a Restricted Subsidiary;

(c)                                  any receivables, loans or other consideration taken by the Company, the Issuer or any Restricted Subsidiary in connection with any asset sale otherwise permitted by the Indenture;

(d)                                 Investments received in connection with any bankruptcy or reorganization proceeding, or as a result of foreclosure, perfection or enforcement of any Lien or any judgment or settlement of any Person in exchange for or satisfaction of Indebtedness or other obligations or other property received from such Person, or for other liabilities or obligations of such Person created, in accordance with the terms of the Indenture;

(e)                                  Investments in Currency Agreements or Interest Protection Agreements described in the definition of Permitted Indebtedness;

(f)                                    any loan or advance to an executive officer, director or employee of the Company or any Restricted Subsidiary made in the ordinary course of business or in accordance with past practice; provided, however, that any such loan or advance exceeding $1 million shall have been approved by the Board of Directors of the Company or a committee thereof consisting of disinterested members;

(g)                                 Investments in joint ventures in a Real Estate Business with unaffiliated third parties in an aggregate amount at any time outstanding not to exceed 10% of Consolidated Tangible Assets at such time;

(h)                                 Investments in interests in issuances of collateralized mortgage obligations, mortgages, mortgage loan servicing, or other mortgage related assets;

(i)                                     obligations of the Company or a Restricted Subsidiary under warehouse lines of credit of Mortgage Subsidiaries to repurchase mortgages; and

(j)                                     Investments in an aggregate amount outstanding not to exceed $10 million.

“Permitted Liens” means

(a)                                  Liens for taxes, assessments or governmental or quasi-government charges or claims that (i) are not yet delinquent, (ii) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required, or (iii) encumber solely property abandoned or in the process of being abandoned,

(b)                                 statutory Liens of landlords and carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (i) are not yet delinquent or (ii) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required,

(c)                                  Liens (other than any Lien imposed by the Employer Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security,

(d)                                 Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, development obligations, progress payments, government contacts, utility services, developer’s or other obligations to make on-site or off-site improvements and other obligations of like nature (exclusive of obligations for the payment of borrowed money but including the items referred to in the parenthetical in clause (a)(i) of the definition of “Indebtedness”), in each case incurred in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

(e)                                  attachment or judgment Liens not giving rise to a Default or an Event of Default,

(f)                                    easements, dedications, assessment district or similar Liens in connection with municipal or special district financing, rights-of-way, restrictions, reservations and other similar charges, burdens, and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

(g)                                 zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

(h)                                 Liens securing Indebtedness incurred pursuant to clause (h) or (i) of the definition of Permitted Indebtedness,

(i)                                     Liens securing Indebtedness of the Company, the Issuer or any Restricted Subsidiary permitted to be incurred under the Indenture; provided, that the aggregate amount of all consolidated Indebtedness of the Company, the Issuer and the Restricted Subsidiaries (including, with respect to Capitalized Lease Obligations, the Attributable Debt in respect thereof) secured by Liens (other than Non-Recourse Indebtedness and Indebtedness incurred pursuant to clause (i) of the definition of Permitted Indebtedness) shall not exceed 40% of Consolidated Adjusted Tangible Assets at any one time outstanding (after giving effect to the incurrence of such Indebtedness and the use of the proceeds thereof),

(j)                                     Liens securing Non-Recourse Indebtedness of the Company, the Issuer or any Restricted Subsidiary; provided, that such Liens apply only to the property financed out of the net proceeds of such Non-Recourse Indebtedness within 90 days after the incurrence of such Non-Recourse Indebtedness,

(k)                                  Liens securing Purchase Money Indebtedness; provided, that such Liens apply only to the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 90 days after the incurrence of such Purchase Money Indebtedness,

(l)                                     Liens on property or assets of the Company, the Issuer or any Restricted Subsidiary securing Indebtedness of the Company, the Issuer or any Restricted Subsidiary owing to the Company, the Issuer or one or more Restricted Subsidiaries,

(m)                               leases or subleases granted to others not materially interfering with the ordinary course of business of the Company and the Restricted Subsidiaries,

(n)                                 purchase money security interests (including, without limitation, Capitalized Lease Obligations); provided, that such Liens apply only to the Property acquired and the related Indebtedness is incurred within 90 days after the acquisition of such Property,

(o)                                 any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided, that such sale is not otherwise prohibited under the Indenture,

(p)                                 any right of a lender or lenders to which the Company, the Issuer or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of such, Indebtedness any and all balances, credits, deposits, accounts or money of the Company, the Issuer or a Restricted Subsidiary with or held by such lender or lenders or its Affiliates,

(q)                                 any pledge or deposit of cash or property in conjunction with obtaining surety, performance, completion or payment bonds and letters of credit or other similar instruments or providing earnest money obligations, escrows or similar purpose undertakings or indemnifications in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

(r)                                    Liens for homeowner and property owner association developments and assessments,

(s)                                  Liens securing Refinancing Indebtedness; provided, that such Liens extend only to the assets securing the Indebtedness being refinanced,

(t)                                    Liens incurred in the ordinary course of business as security for the obligations of the Company, the Issuer and the Restricted Subsidiaries with respect to indemnification in respect of title insurance providers,

(u)                                 Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; provided, that such Liens were in existence prior to the contemplation of such merger or consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary or acquired by the Company or its Subsidiaries,

(v)                                 Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided, that such Liens were in existence prior to the contemplation of such acquisition,

(w)                               Liens existing on the Issue Date and any extensions, renewals or replacements thereof, and

(x)                                   Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.

“Property” of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

“purchase amount” has the meaning ascribed to it in Section 3.04(b) hereof.

“purchase date” has the meaning ascribed to it in Section 3.04(b) hereof.

“Purchase Money Indebtedness” means Indebtedness of the Company, the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any property to be used in the ordinary course of business by the Company, the Issuer and the Restricted Subsidiaries; provided, however, that (a) the aggregate principal amount of such Indebtedness shall not exceed such purchase price or cost and (b) such Indebtedness shall be incurred no later than 90 days after the acquisition of such property or completion of such construction or improvement.

“Qualified Stock” means Capital Stock of the Company other than Disqualified Stock.

“Rating Agency” means a statistical rating agency or agencies, as the case may be, nationally recognized in the United States and selected by the Company (as certified by a resolution of the Board of Directors of the Company) which shall be substituted for S&P or Moody’s, or both, as the case may be.

“Real Estate Business” means homebuilding, housing construction, real estate development or construction and related real estate activities, including the provision of mortgage financing or title insurance.

“Record Date” for the interest payable on any Interest Payment Date means the January 1 or July 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Refinancing Indebtedness” means Indebtedness (to the extent not Permitted Indebtedness) that refunds, refinances or extends any Indebtedness of the Company, the Issuer or any Restricted Subsidiary (to the extent not Permitted Indebtedness) outstanding on the Issue Date or other Indebtedness (to the extent not Permitted Indebtedness) permitted to be incurred by the Company, the Issuer or any Restricted Subsidiary pursuant to the terms of the Indenture, but only to the extent that:

(a)                                  the Refinancing Indebtedness is subordinated, if at all, to the Notes or the Guarantees, as the case may be, to the same extent as the Indebtedness being refunded, refinanced or extended,

(b)                                 the Refinancing Indebtedness is scheduled to mature either (i) no earlier than the Indebtedness being refunded, refinanced or extended or (ii) after the maturity date of the Notes,

(c)                                  the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, and

(d)                                 such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended.

“Register” has the meaning ascribed to such term in Section 2.09.

“Registrar” means a Person engaged to maintain the Register.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated the Issue Date among the Company, the Issuer, the other Guarantors party thereto and the Initial Purchasers with respect to the Initial Notes, and (ii) with respect to any Initial Additional Notes, any registration rights agreements among the Company, the Issuer, the other Guarantors party thereto and the initial purchasers party thereto relating to rights given by the Issuer to the purchasers of Initial Additional Notes to register such Initial Additional Notes or exchange them for Exchange Notes registered under the Securities Act.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit E hereto.

“Regulation S Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“Regulation S Temporary Global Note” means an Regulation S Global Note that bears the Regulation S Temporary Global Note Legend.

“Regulation S Temporary Global Note Legend” means the legend set forth in Exhibit I.

“Repurchase Date” has the meaning ascribed to it in Section 4.12(a) hereof.

“Responsible Officer,” when used with respect to the Senior Trustee, means any officer of the Senior Trustee with direct responsibility for the administration of the trust created by this Indenture.

“Restricted Legend” means the legend set forth in Exhibit C.

“Restricted Payment” means any of the following:

(a)                                  the declaration or payment of any dividend or any other distribution on Capital Stock of the Company, the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company, the Issuer or any Restricted Subsidiary (other than (i) dividends or distributions payable solely in Qualified Stock and (ii) in the case of the Issuer or Restricted Subsidiaries, dividends or distributions payable to the Company, the Issuer or a Restricted Subsidiary);

(b)                                 the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company, the Issuer or any Restricted Subsidiary (other than a payment made to the Company, the Issuer or any Restricted Subsidiary); and

(c)                                  any Investment (other than any Permitted Investment), including any Investment in an Unrestricted Subsidiary (including by the designation of a Subsidiary of the Company as an Unrestricted Subsidiary) and any amounts paid in accordance with clause (b) of the definition of Indebtedness.

“Restricted Period” means the relevant 40-day “distribution compliance period” as such term is defined in Regulation S, which, for each relevant Note, commences on the date such Note is issued.

“Restricted Subsidiary” means any Subsidiary of the Company which is not an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means a certificate substantially in the form of Exhibit F hereto.

“Rule 144A Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., a New York corporation, or any successor to its debt rating business.

“Securities Act” means the Securities Act of 1933, as amended.

“self-liquidating paper” has the meaning ascribed to it in Section 7.03 hereof.

“Senior Trustee” means the party named as such in the preamble of the Indenture until such time, if any, a successor replaces such party in accordance with the applicable provisions of the Indenture and thereafter means the successor serving hereunder.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in a Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary of the Company which would constitute a “significant subsidiary” as defined in Rule 1-02(w)(1) or (2) of Regulation S-X under the Securities Act and the Exchange Act as in effect on the Issue Date.

“Subsidiary” of any Person means any corporation or other entity of which a majority of the Capital Stock having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions is at the time directly or indirectly owned or controlled by such Person.

“Successor” has the meaning ascribed to it in Section 4.14 hereof.

“Treasury Rate” means, in connection with the calculation of any Make-Whole Amount with respect to any Note, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity, as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data), equal to the then remaining maturity of the Note being prepaid.  If no maturity exactly corresponds to such maturity, yields for the published maturities occurring prior to and after such maturity most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“U.S. Government Obligations” means non-callable, non-payable bonds, notes, bills or other similar obligations issued or guaranteed by the United States government or any agency thereof the full and timely payment of which are backed by the full faith and credit of the United States.

“Unrestricted Subsidiary” means any Subsidiary of the Company so designated by a resolution adopted by the Board of Directors of the Company or a duly authorized committee thereof as provided below; provided, that (a) the holders of Indebtedness thereof do not have direct or indirect recourse against the Company, the Issuer or any Restricted Subsidiary, and neither the Company, the Issuer nor any Restricted Subsidiary otherwise has liability for, any payment obligations in respect of such Indebtedness (including any undertaking, agreement or instrument evidencing such Indebtedness), except, in each case, to the extent that the amount thereof constitutes a Restricted Payment permitted by the Indenture, in the case of Non-Recourse Indebtedness, to the extent such recourse or liability is for the matters discussed in the last sentence of the definition of “Non-Recourse Indebtedness,” or to the extent such Indebtedness is a guarantee by such Subsidiary of Indebtedness of the Company, the Issuer or a Restricted Subsidiary and (b) no holder of any Indebtedness of such Subsidiary shall have a right to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity as a result of a default on any Indebtedness of the Company, the Issuer or any Restricted Subsidiary. As of the Issue Date, the Unrestricted Subsidiaries will be the following:

Alford, L.L.C., Brightbeach Development, Ltd., Brightchase, Ltd., Brighton Homes At Walden, Ltd., Brighton Homes At Walden Management, L.L.C., Eastern Title Agency, Inc., Founders Title Agency, Inc., Founders Title Agency of Maryland, L.L.C., Gosling Road Development Co., Inc., Governor’s Abstract Co., Inc., Heritage Pines, L.L.C., Hexter Fair Land Title Company I, Inc., Homebuyer’s Mortgage, Inc., Hovnanian Financial Services I, Inc., Hovnanian Financial Services II, Inc., Hovnanian Financial Services IV, Inc., Hovnanian Land Investment Group, L.L.C., Hovnanian Land Investment Group of California, L.L.C., Hovnanian Land Investment Group of Florida, L.L.C., Hovnanian Land Investment Group of Maryland, L.L.C., Hovnanian Land Investment Group of North Carolina, L.L.C., Hovnanian Land Investment Group of Texas, L.L.C., Hovnanian Land Investment Group of Virginia, L.L.C., K. Hovnanian American Mortgage, L.L.C., K. Hovnanian Chesterfield Investment, L.L.C., K. Hovnanian At Lake Rancho Viejo, L.L.C., Jaeger Road 530, L.L.C., K. Hovnanian At Manalapan III, L.L.C., K. Hovnanian At Philadelphia I, L.L.C., K Hovnanian At Philadelphia Investment I, L.L.C., K. Hovnanian At Port Imperial Urban Renewal II, L.L.C., K. Hovnanian At Port Imperial Urban Renewal III, L.L.C., K. Hovnanian At Thompson Ranch, L.L.C., K Hovnanian’s Four Seasons At Beaumont, L.L.C., K. Hovnanian Investment Properties, Inc., K. Hovnanian Mortgage, Inc., K. Hovnanian Skye Isle, L.L.C., K. Hovnanian Title Reinsurance, Inc., K. Hovnanian Venture I, L.L.C., Hunter Mill Village, L.L.C., Kings Crossing at Montgomery, L.L.C., Laurel Highlands, L.L.C., McKinley Court, L.L.C., M&M at Monroe Woods, L.L.C., MM-Beachfront North I, L.L.C., New Homebuyers Title Company, L.L.C., New Homebuyers Title Co. (Virginia) L.L.C., New Homebuyers Title Company (West Virginia), L.L.C., NRD, L.L.C., Park Title Company, L.L.C., Parkway Development, Sovereign Group, L.P., PI Investments, L.L.C., Pinnacle Mortgage Group, Inc., Preston Grande Homes, Inc., Preston Parker, L.L.C., RR Houston Developers, L.L.C., RR Houston

Development, L.P., RR Houston Investment, L.P., RR Houston Investors, L.L.C., Title Group II, L.L.C., Thompson Ranch Joint Development, L.L.C., Town Homes at Montgomery, L.L.C., 12th Street Residential, Ltd., WHI-Republic, L.L.C., and Wright Farm, L.L.C.

Subject to the foregoing, the Board of Directors of the Company or a duly authorized committee thereof may designate any Subsidiary in addition to those named above to be an Unrestricted Subsidiary; provided, however, that (a) the net amount (the “Designation Amount”) then outstanding of all previous Investments by the Company and the Restricted Subsidiaries in such Subsidiary will be deemed to be a Restricted Payment at the time of such designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof to the extent provided therein, (b) the Company must be permitted under Section 4.07 hereof to make the Restricted Payment deemed to have been made pursuant to clause (a), and (c) after giving effect to such designation, no Default or Event of Default shall have occurred or be continuing. In accordance with the foregoing, and not in limitation thereof, Investments made by any Person in any Subsidiary of such Person prior to such Person’s merger with the Company or any Restricted Subsidiary (but not in contemplation or anticipation of such merger) shall not be counted as an Investment by the Company or such Restricted Subsidiary if such Subsidiary of such Person is designated as an Unrestricted Subsidiary.

The Board of Directors of the Company or a duly authorized committee thereof may also redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (a) the Indebtedness of such Unrestricted Subsidiary as of the date of such redesignation could then be incurred under Section 4.06 hereof and (b) immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness, the Company and the Restricted Subsidiaries could incur $1.00 of additional Indebtedness under Section 4.06(a) hereof. Any such designation or redesignation by the Board of Directors of the Company or a committee thereof will be evidenced to the Senior Trustee by the filing with the Senior Trustee of a certified copy of the resolution of the Board of Directors of the Company or a committee thereof giving effect to such designation or redesignation and an Officers’ Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officers’ Certificate. The designation of any Person as an Unrestricted Subsidiary shall be deemed to include a designation of all Subsidiaries of such Person as Unrestricted Subsidiaries; provided, however, that the ownership of the general partnership interest (or a similar member’s interest in a limited liability company) by an Unrestricted Subsidiary shall not cause a Subsidiary of the Company of which more than 95% of the equity interest is held by the Company or one or more Restricted Subsidiaries to be deemed an Unrestricted Subsidiary.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or portion thereof at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including, without limitation, payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the sum of all such payments described in clause (a)(i) above.

Section 1.02.  Rules of Construction.   Unless the context otherwise requires or except as otherwise expressly provided,

(a)                        an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(b)                       “herein,” “hereof” and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article other subdivision;

(c)                        all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;

(d)                       references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and

(e)                        in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Issuer may classify such transaction as it, in its sole discretion, determines.

ARTICLE 2
The Notes

Section 2.01.  Form, Dating and Denominations; Legends.  (a) The Notes and the Senior Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A.  The terms and provisions contained in the form of the Note annexed as Exhibit A constitute and are hereby expressly made a part of the Indenture.  The Notes may have notations, legends or endorsements required by this Indenture, law, rules of or agreements with national securities exchanges to which the Issuer is subject, or usage.  Each Note will be dated the date of its authentication.  The Notes will be issuable in denominations of $1,000 in principal amount and any multiple of $1,000 in excess thereof.

(b)         (i) Except as otherwise provided in paragraph (c) or Section 2.09(b)(iv) or Sections 2.10(b)(iii), (b)(v), or (c), each Initial Note or Initial Additional Note will bear the Restricted Legend.

(ii)                                  Each Global Note, whether or not an Original Note or Additional Note, will bear the DTC Legend.

(iii)                               Each Regulation S Temporary Global Note will bear the Regulation S Temporary Global Note Legend.

(iv)                              Initial Notes and Initial Additional Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).

(v)                                 Initial Notes and Initial Additional Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Issuer to the Senior Trustee, Initial Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

(vi)                              Exchange Notes will be issued, subject to Section 2.09(b), in the form of one or more Global Notes.

(c)                                  (i) If the Issuer determines (upon the advice of counsel and after consideration of other certifications and evidence as the Issuer may reasonably require) that a Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or

(ii)                                  after an Initial Note or any Initial Additional Note is

(A)                sold pursuant to an effective registration statement under the Securities Act, filed pursuant to a Registration Rights Agreement or otherwise, or

(B)                  is validly tendered for an Exchange Note pursuant to an Exchange Offer then, the Issuer may instruct the Senior Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Senior Trustee will comply with such instruction.

(d)                       By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with the Indenture and such legend.

Section 2.02.  Execution and Authentication; Exchange Notes; Additional Notes.  (a)  An Officer shall execute the Notes for the Issuer by facsimile or manual signature in the name and on behalf of the Issuer.  If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

(b)                       A Note will not be valid until the Senior Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under the Indenture.

(c)                        At any time and from time to time after the execution and delivery of the Indenture, the Issuer may deliver Notes executed by the Issuer to the Senior Trustee for authentication.  The Senior Trustee will authenticate and deliver:

(i)                                     Initial Notes for original issue in the aggregate principal amount not to exceed $200,000,000,

(ii)                                  Initial Additional Notes from time to time for original issue in aggregate principal amounts specified by the Issuer, and

(iii)                               Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes after the following conditions have been met:

(A)                Receipt by the Senior Trustee of a certificate, executed by an Officer specifying

(1)          the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,

(2)          whether the Notes are to be Initial Notes, Initial Additional Notes or Exchange Notes,

(3)          in the case of Initial Additional Notes, that the issuance of such Notes does not contravene any provision of Article 4,

(4)          whether the Notes are to be issued as one or more Global Notes or Certificated Notes, and

(5)          other information the Issuer may determine to include or the Senior Trustee may reasonably request.

(B)                  In the case of Initial Additional Notes, receipt by the Senior Trustee of an Opinion of Counsel confirming that the Holders of the outstanding Notes will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Initial Additional Notes were not issued.

(C)                  In the case of Exchange Notes, effectiveness of an Exchange Offer Registration Statement and Consummation (as defined in the Registration Rights Agreement) of the exchange offer thereunder (and receipt by the Senior Trustee of an Officers’ Certificate to that effect).  Initial Notes or Initial Additional Notes exchanged for Exchange Notes will be cancelled by the Senior Trustee, who will dispose of them in accordance with its normal procedures or the written instructions of the Issuer.

Section 2.03.  Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust.  (a) The Issuer may appoint one or more Registrars and one or more Paying Agents, and the Senior Trustee may appoint an Authenticating Agent, in which case each reference in the Indenture to the Senior Trustee in respect of the obligations of the Senior Trustee to be performed by that Agent will be deemed to be references to the Agent.  The Issuer may act as Registrar or (except for purposes of Article 8) Paying Agent.  In each case, the Issuer and the Senior Trustee will enter into an appropriate agreement with the Agent implementing the provisions of the Indenture relating to the obligations of the Senior Trustee to be performed by the Agent and the related rights.

(b)                       The Issuer will require each Paying Agent other than the Senior Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Senior Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest and Additional Interest, if any, on, the Notes and will promptly notify the Senior Trustee of any default by the Issuer in making any such payment.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Senior Trustee and account for any funds disbursed, and the Senior Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Senior Trustee and to account for any funds disbursed.  Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Senior Trustee.

Section 2.04.  Replacement Notes.  If a mutilated Note is surrendered to the Senior Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Issuer will issue and the Senior Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.  Every replacement Note is an additional obligation of the Issuer and entitled to the benefits of the Indenture.  If required by the Senior Trustee or the Issuer, an indemnity must be furnished that is sufficient in the judgment of both the Senior Trustee and the Issuer to protect the Issuer and the Senior Trustee from any loss they may suffer if a Note is replaced.  The Issuer may charge the Holder for the expenses of the Issuer and the Senior Trustee in replacing a Note.  In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay the Note instead of issuing a replacement Note.

Section 2.05.  Outstanding Notes.  (a)  Notes outstanding at any time are all Notes that have been authenticated by the Senior Trustee except for:

(i)                                     Notes cancelled by the Senior Trustee or delivered to it for cancellation;

(ii)                                  any Note which has been replaced pursuant to Section 2.04 unless and until the Senior Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

(iii)                               on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Senior Trustee (or Paying Agent, other than the Issuer or an Affiliate of the Issuer) holds money sufficient to pay all amounts then due.

(b)                       A Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note; provided, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Issuer or any Affiliate of the Issuer will be disregarded and deemed not to be outstanding (it being understood that in determining whether the Senior Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Senior Trustee knows to be so owned will be so disregarded).  Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Senior

Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any Affiliate of the Issuer.

Section 2.06.  Temporary Notes.  Until definitive Notes are ready for delivery, the Issuer may prepare and the Senior Trustee will authenticate temporary Notes.  Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes.  If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay.  After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for the purpose pursuant to Section 4.02 without charge to the Holder.  Upon surrender for cancellation of any temporary Notes, the Issuer will execute and the Senior Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations.  Until so exchanged, the temporary Notes will be entitled to the same benefits under the Indenture as definitive Notes.

Section 2.07.  Cancellation.  The Issuer at any time may deliver to the Senior Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Senior Trustee for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold.  Any Registrar or the Paying Agent will forward to the Senior Trustee any Notes surrendered to it for transfer, exchange or payment.  The Senior Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Issuer.  The Issuer may not issue new Notes to replace Notes that it has paid in full or delivered to the Senior Trustee for cancellation, except for Exchange Notes.

Section 2.08.  CUSIP and ISIN Numbers.  The Issuer in issuing the Notes may use “CUSIP” and “ISIN” numbers, and the Senior Trustee will use CUSIP numbers or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase.  The Issuer will promptly notify the Senior Trustee of any change in the CUSIP or ISIN numbers.

Section 2.09.  Registration, Transfer and Exchange.  (a)  The Notes will be issued in registered form only, without coupons, and the Issuer shall cause the Senior Trustee to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

(b)                       (i) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(ii)                                  Each Global Note will be delivered to the Senior Trustee as custodian for the Depositary.  Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (A) as set forth in Section 2.09(b)(iv) and (B) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by 20 days’ prior written notice given to the Senior Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.10.

(iii)                               Agent Members will have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Issuer, the Senior Trustee and any agent of the Issuer or the Senior Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(iv)                              If (x) the Depositary (i) notifies the Issuer that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Issuer within 90 days of the notice or (ii) has ceased to be a clearing agency registered under the Exchange Act, (y) the Issuer, at its option, notifies the Senior Trustee in writing that it elects to cause the issuance of Certificated Notes or (z) a Default or an Event of Default with respect to the Notes has occurred and is continuing, the Senior Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Senior Trustee by the Depositary, and thereupon the Global Note will be deemed canceled.  If such Note does not bear the

Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend.  If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend; provided, that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Regulation S Temporary Global Note will have the right upon presentation to the Senior Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

(c)                        Each Certificated Note will be registered in the name of the holder thereof or its nominee.

(d)                       A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Senior Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10.  The Senior Trustee will promptly register any transfer or exchange that meets the requirements of this Section and Section 2.10 noting the same in the register maintained by the Senior Trustee for the purpose; provided, that

(i)                  no transfer or exchange will be effective until it is registered in such register, and

(ii)               the Senior Trustee will not be required (x) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (y) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (z) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Record Date and before the date of redemption or purchase.  Prior to the registration of any transfer, the Issuer, the Senior Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

From time to time the Issuer will execute and the Senior Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(iv)).

(e)                                  (i)  Global Note to Global Note.  If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Senior Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note.  Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(ii)                             Global Note to Certificated Note.  If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Senior Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(iii)                          Certificated Note to Global Note.  If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Senior Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(iv)                         Certificated Note to Certificated Note.  If a Certificated Note is transferred or exchanged for another Certificated Note, the Senior Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

Section 2.10.  Restrictions on Transfer and Exchange.  (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary.  The Senior Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b)                       Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
Rule 144A Global Note	Rule 144A Global Note	(i)
Rule 144A Global Note	Regulation S Global Note	(ii)
Rule 144A Global Note	Certificated Note	(iii)
Regulation S Global Note	Rule 144A Global Note	(iv)
Regulation S Global Note	Regulation S Global Note	(i)
Regulation S Global Note	Certificated Note	(v)
Certificated Note	Rule 144A Global Note	(iv)
Certificated Note	Regulation S Global Note	(ii)
Certificated Note	Certificated Note	(iii)

(i)                                     No certification is required.

(ii)                                  The Person requesting the transfer or exchange must deliver or cause to be delivered to the Senior Trustee a duly completed Regulation S Certificate; provided, that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(iii)                               The Person requesting the transfer or exchange must deliver or cause to be delivered to the Senior Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an opinion of counsel and such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided, that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.  In the event that a Rule 144A Global Note or a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Senior Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(iv)                              The Person requesting the transfer or exchange must deliver or cause to be delivered to the Senior Trustee a duly completed Rule 144A Certificate and must comply with all applicable securities laws of any state of the United States or any other jurisdiction.

(v)                                 If the requested transfer involves a beneficial interest in a Regulation S Temporary Global Note, the Person requesting the registration of transfer must deliver or cause to be delivered to the Senior Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Institutional Accredited Investor Certificate and/or an opinion of counsel and such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States.  If the requested transfer or exchange involves a beneficial interest in a Permanent Regulation S Global Note, no certification is required and the Senior Trustee will deliver a Certificated Note that does not bear the Restricted Legend.  Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Regulation S Temporary Global Note.

(c)                        No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein)

(i)                                     after such Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision); provided, that the Issuer has provided the Senior Trustee with a certificate to that effect, and the Issuer may require from any Person requesting a transfer or exchange in reliance upon this clause (i) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

(ii)                                  (A) sold pursuant to an effective registration statement under the Securities Act, filed pursuant to a Registration Rights Agreement or otherwise (B) which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer.

Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d)                       The Senior Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Issuer will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Senior Trustee.

Section 2.11.  Regulation S Temporary Global Notes.  (a) Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Regulation S Global Notes that bear the Regulation S Temporary Global Note Legend.

(b)                       An owner of a beneficial interest in a Regulation S Temporary Global Note (or a Person acting on behalf of such an owner) may provide to the Senior Trustee (and the Senior Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Senior Trustee will not accept any such certificate during the Restricted Period).  Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Senior Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Regulation S Global Note, and will (x) permanently reduce the principal amount of such Regulation S Temporary Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Regulation S Global Note by the amount of such beneficial interest.

(c)                        Notwithstanding anything to the contrary contained herein, beneficial interests in a Regulation S Temporary Global Note may be held through the Depositary only through Euroclear or Clearstream and their respective direct and indirect participants.

(d)                       Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Regulation S Temporary Global Note, such Initial Purchaser may, upon written request to the Senior Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Regulation S Global Note, and the Senior Trustee will comply with such request and will (x) permanently reduce the principal amount of such Regulation S Temporary Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Regulation S Global Note by the amount of such beneficial interest.

ARTICLE 3
Redemption; Offer to Purchase

Section 3.01.  Optional Redemption.  The Notes will be redeemable, in whole, at any time, or in part, from time to time, at the option of the Issuer upon not less than 30 nor more than 60 days’ notice at a redemption price equal to the sum of:

(a)                        100% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date; plus

(b)                       the Make-Whole Amount.

The Senior Trustee shall have no responsibility in connection with the calculation of such redemption price.

Section 3.02.  Sinking Fund; Mandatory Redemption.  There is no sinking fund for, or mandatory redemption of, the Notes.

Section 3.03.  Method And Effect of Redemption.  (a) If the Issuer elects to redeem Notes, it must notify the Senior Trustee of the redemption date and the principal amount of Notes to be redeemed by delivering an Officers’ Certificate at least 45 days before the redemption date (unless a shorter period is satisfactory to the Senior Trustee).  If fewer than all of the Notes are being redeemed, the Officers’ Certificate must also specify a record date not less than 15 days after the date of the notice of redemption is given to the Senior Trustee, and the Senior Trustee will select the Notes to be redeemed pro rata, or as nearly a pro rata basis as is practicable (subject to the procedures of DTC), unless such method is otherwise prohibited, in which case, by lot or by any other method the Senior Trustee in its sole discretion deems fair and appropriate, in denominations of $1,000 principal amount and multiples thereof.  The Senior Trustee will notify the Issuer promptly of the Notes or portions of Notes to be called for redemption.

Notice of redemption must be sent by the Issuer or, at the Issuer’s request, by the Senior Trustee in the name and at the expense of the Issuer to Holders whose Notes are to be redeemed at least 30 days but not more than 60 days before the redemption date.  Notices of redemption may not be conditional.

(b)                       The notice of redemption will identify the Notes to be redeemed and will include or state the following:

(i)                                     the redemption date;

(ii)                                  the redemption price, including the portion thereof representing any accrued interest or Additional Interest, if any;

(iii)                               the place or places where Notes are to be surrendered for redemption (Notes called for redemption must be so surrendered in order to collect the redemption price);

(iv)                              that on the redemption date, the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;

(v)                                 that if any Note is redeemed in part, the portion of the principal amount thereof to be redeemed, and that on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued; and

(vi)                              if any Note contains a CUSIP or ISIN number, no representation is being made as to the correctness of the CUSIP or ISIN number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

(c)                        Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date, and upon surrender of the Notes called for redemption, the Issuer shall redeem such Notes at the redemption price.  Commencing on the redemption date, Notes redeemed will cease to accrue interest.  Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.

Section 3.04.  Offer to Purchase.  (a) An “Offer to Purchase” means an offer by the Issuer to purchase Notes as required by the Indenture.  An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders.  The Issuer will notify the Senior Trustee at least 15 days (or such shorter period as is acceptable to the Senior Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Issuer or, at the Issuer’s request, by the Senior Trustee in the name and at the expense of the Issuer.

(b)                       The offer must include or state the following as to the terms of the Offer to Purchase:

(i)                                     the provision of the Indenture pursuant to which the Offer to Purchase is being made;

(ii)                                  the aggregate principal amount of the outstanding Notes offered to be purchased by the Issuer pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Indenture) (the “purchase amount”);

(iii)                               the purchase price, including the portion thereof representing accrued interest and Additional Interest, if any;

(iv)                              an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date;

(v)                                 information concerning the business of the Company, the Issuer and its Subsidiaries which the Issuer in good faith believes will enable the Holders to make an informed decision with respect to the Offer to Purchase, at a minimum to include:

(A)                the most recent annual and quarterly financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the Company,

(B)                  a description of material developments in the Company’s business subsequent to the date of the latest of the financial statements (including a description of the events requiring the Issuer to make the Offer to Purchase), and

(C)                  if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Issuer to make the Offer to Purchase;

(vi)                              a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be in a multiple of $1,000 principal amount;

(vii)                           the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(viii)                        each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Issuer or the Senior Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

(ix)                                interest on any Note not tendered, or tendered but not purchased by the Issuer pursuant to the Offer to Purchase, will continue to accrue;

(x)                                   on the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;

(xi)                                Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Issuer or the Senior Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

(xii)                             (A) if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer will purchase all such Notes, and (B) if the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Issuer will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of $1,000 principal amount will be purchased;

(xiii)                          if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and

(xiv)                         if any Note contains a CUSIP or ISIN number, no representation is being made as to the correctness of the CUSIP or ISIN number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

(c)                        Prior to the purchase date, the Issuer will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Senior Trustee all Notes so accepted together with an Officers’ Certificate specifying which Notes have been accepted for purchase.  On the purchase date, the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date.  The Senior Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

(d)                       The Issuer will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

ARTICLE 4
Covenants

Section 4.01.  Payment of Notes.   (a)  The Issuer agrees to pay the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes on the dates and in the manner provided in the Notes and the Indenture.  The Issuer shall pay Additional Interest in the amounts set forth in the Registration Rights Agreement.  Not later than 9:00 A.M. (New York City time) on the due date of any principal of, premium, if any, or interest and Additional Interest, if any, on, any Notes, or any redemption or purchase price of the Notes, the Issuer will deposit with the Senior Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts; provided, that if the Issuer or any Affiliate of the Issuer is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in the Indenture.  In each case the Issuer will promptly notify the Senior Trustee of its compliance with this paragraph.

(b)                       An installment of principal, premium, if any, or interest and Additional Interest, if any, will be considered paid on the date due if the Senior Trustee (or Paying Agent, other than the Issuer or any Affiliate of the Issuer) holds on that date money designated for and sufficient to pay the installment.  If the Issuer or any Affiliate of the Issuer acts as Paying Agent, an installment of principal, premium, if any, or interest and Additional Interest, if any, will be considered paid on the due date only if paid to the Holders.

(c)                        The Issuer agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest and Additional Interest at the rate per annum specified in the Notes.

(d)                       Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Issuer will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 4.02.  Maintenance of Office or Agency.  The Company and the Issuer will maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company and the Issuer in respect of the Notes and the Indenture may be served.  The Issuer and the Company hereby initially designate the Corporate Trust Office of the Senior Trustee as such office of the Issuer and the Company.  The Issuer will give prompt written notice to the Senior Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer and the Company fail to maintain any such required office or agency or fail to furnish the Senior Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Senior Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations.  The Issuer will give prompt written notice to the Senior Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03.  Existence.  The Company and the Issuer will each do or cause to be done all things necessary to preserve and keep in full force and effect their existence and the existence of each of the Restricted Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company, the Issuer and each Restricted Subsidiary; provided, that the Company and the Issuer are not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and provided, further, that this Section not prohibit any transaction otherwise permitted by Section 4.10 or Section 4.14.

Section 4.04.  Payment of Taxes and Other Claims.  The Company will pay or discharge, and cause each of its Subsidiaries to pay or discharge before the same become delinquent (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or its income or profits or property, and (b) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the

Company or any Subsidiary, other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

Section 4.05.  Maintenance of Properties and Insurance. (a)  The Company will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order as in the judgment of the Company may be necessary so that the business of the Company and its Restricted Subsidiaries may be properly and advantageously conducted at all times; provided, that nothing in this Section prevents the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

(b)                       The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers, in such amounts, with such deductibles and by such methods as are customary for corporations similarly situated in the industry in which the Company and its Restricted Subsidiaries are then conducting business.

Section 4.06.  Limitations on Indebtedness.  (a)  The Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary, directly or indirectly, to create, incur, assume, become liable for or guarantee the payment of (collectively, an “incurrence”) any Indebtedness (including Acquired Indebtedness) unless, after giving effect thereto and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.0 to 1.0.

(b)                       Notwithstanding the foregoing, the provisions of the Indenture will not prevent the incurrence of:

(i)                                     Permitted Indebtedness,

(ii)                                  Refinancing Indebtedness,

(iii)                               Non-Recourse Indebtedness,

(iv)                              any Guarantee of Indebtedness represented by the Notes or the Issuer’s 6% Senior Subordinated Notes due 2010, and

(v)                                 any guarantee of Indebtedness incurred under Credit Facilities in compliance with the Indenture.

(c)                        For purposes of determining compliance with this covenant, in the event that an item of Indebtedness may be incurred through the first paragraph of this covenant or by meeting the criteria of one or more of the types of Indebtedness described in the second paragraph of this covenant (or the definitions of the terms used therein), the Company, in its sole discretion,

(i)                                     may classify such item of Indebtedness under and comply with either of such paragraphs (or any of such definitions), as applicable,

(ii)                                  may classify and divide such item of Indebtedness into more than one of such paragraphs (or definitions), as applicable, and

(iii)                               may elect to comply with such paragraphs (or definitions), as applicable, in any order.

(d)                       The Company and the Issuer will not, and will not cause or permit any Guarantor to, directly or indirectly, in any event incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the Notes or the Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such Guarantor, as the case may be.

Section 4.07.  Limitations on Restricted Payments.  (a) The Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless:

(i)                                     no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

(ii)                                  immediately after giving effect to such Restricted Payment, the Company could incur at least $1.00 of Indebtedness pursuant to Section 4.06(a) hereof; and

(iii)                               immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments (including the Fair Market Value of any non-cash Restricted Payment) declared or made after May 4, 1999 does not exceed the sum of:

(A)                50% of the Consolidated Net Income of the Company on a cumulative basis during the period (taken as one accounting period) from and including February 1, 1999 and ending on the last day of the Company’s fiscal quarter immediately preceding the date of such Restricted Payment (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus

(B)                  100% of the aggregate net cash proceeds of and the Fair Market Value of Property received by the Company from (1) any capital contribution to the Company after February 1, 1999 or any issue or sale after February 1, 1999 of Qualified Stock (other than to any Subsidiary of the Company) and (2) the issue or sale after February 1, 1999 of any Indebtedness or other securities of the Company convertible into or exercisable for Qualified Stock of the Company that have been so converted or exercised, as the case may be, plus

(C)                  in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after May 4, 1999, an amount (to the extent not included in the calculation of Consolidated Net Income referred to in (A)) equal to the lesser of (x) the return of capital with respect to such Investment (including by dividend, distribution or sale of Capital Stock) and (y) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition or repayment of such Investment (to the extent not included in the calculation of Consolidated Net Income referred to in (A)), plus

(D)                 with respect to any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary after May 4, 1999, in accordance with the definition of Unrestricted Subsidiary (so long as the designation of such Subsidiary as an Unrestricted Subsidiary was treated as a Restricted Payment made after the Issue Date, and only to the extent not included in the calculation of Consolidated Net Income referred to in (A)), an amount equal to the lesser of (x) the proportionate interest of the Company or a Restricted Subsidiary in an amount equal to the excess of (I) the total assets of such Subsidiary, valued on an aggregate basis at the lesser of book value and Fair Market Value thereof, over (II) the total liabilities of such Subsidiary, determined in accordance with GAAP, and (y) the Designation Amount at the time of such Subsidiary’s designation as an Unrestricted Subsidiary, plus

(E)                   $17 million, minus

(F)                   the aggregate amount of all Restricted Payments (other than Restricted Payments referred to in clause (iii) of paragraph (b) below) made after February 1, 1999 through May 4, 1999.

(b)                       clauses (ii) and (iii) of paragraph (a) will not prohibit:

(i)                                     the payment of any dividend within 60 days of its declaration if such dividend could have been made on the date of its declaration without violation of the provisions of the Indenture;

(ii)                                  the repurchase, redemption or retirement of any shares of Capital Stock of the Company in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other shares of Qualified Stock; and

(iii)                               the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock, of the Company or any Subsidiary held by officers or employees or former officers or employees of the Company or any Subsidiary (or their estates or beneficiaries under their estates) not to exceed $10 million in the aggregate since May 4, 1999;

provided, however, that each Restricted Payment described in clauses (i) and (ii) of this sentence shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause (iii) of the immediately preceding paragraph.

(c)                        For purposes of determining the aggregate and permitted amounts of Restricted Payments made, the amount of any guarantee of any Investment in any Person that was initially treated as a Restricted Payment and which was subsequently terminated or expired, net of any amounts paid by the Company or any Restricted Subsidiary in respect of such guarantee, shall be deducted.

(d)                       In determining the “Fair Market Value of Property” for purposes of clause (iii) of paragraph (a), Property other than cash, Cash Equivalents and Marketable Securities shall be deemed to be equal in value to the “equity value” of the Capital Stock or other securities issued in exchange therefor.  The equity value of such Capital Stock or other securities shall be equal to (i) the number of shares of Common Equity issued in the transaction (or issuable upon conversion or exercise of the Capital Stock or other securities issued in the transaction) multiplied by the closing sale price of the Common Equity on its principal market on the date of the transaction (less, in the case of Capital Stock or other securities which require the payment of consideration at the time of conversion or exercise, the aggregate consideration payable thereupon) or (ii) if the Common Equity is not then traded on the New York Stock Exchange, American Stock Exchange or Nasdaq National Market, or if the Capital Stock or other securities issued in the transaction do not consist of Common Equity (or Capital Stock or other securities convertible into or exercisable for Common Equity), the value (if more than $10 million) of such Capital Stock or other securities as determined by a nationally recognized investment banking firm retained by the Board of Directors of the Company.

Section 4.08.  Limitations on Liens.  The Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens, other than Permitted Liens, on any of its Property, or on any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, unless contemporaneously therewith or prior thereto all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligation or liability so secured until such time as such indebtedness is no longer secured by a Lien.

Section 4.09.  Limitations on Restrictions Affecting Restricted Subsidiaries.  The Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, create, assume or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than encumbrances or restrictions imposed by law or by judicial or regulatory action or by provisions of agreements that restrict the assignability thereof) on the ability of any Restricted Subsidiary to:

(a)                        pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any other Restricted Subsidiary, or pay interest on or principal of any Indebtedness owed to the Company or any other Restricted Subsidiary,

(b)                       make loans or advances to the Company or any other Restricted Subsidiary, or

(c)                        transfer any of its property or assets to the Company or any other Restricted Subsidiary,

except for:

(i)                                     encumbrances or restrictions existing under or by reason of applicable law,

(ii)                                  contractual encumbrances or restrictions in effect on the Issue Date and any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings thereof; provided, that such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such contractual encumbrances or restrictions, as in effect on the Issue Date,

(iii)                               any restrictions or encumbrances arising under Acquired Indebtedness; provided, that such encumbrance or restriction applies only to either the assets that were subject to the restriction or encumbrance at the time of the acquisition or the obligor on such Indebtedness and its Subsidiaries prior to such acquisition,

(iv)                              any restrictions or encumbrances arising in connection with Refinancing Indebtedness; provided, however, that any restrictions and encumbrances of the type described in this clause (iv) that arise under such Refinancing Indebtedness shall not be materially more restrictive or apply to additional assets than those under the agreement creating or evidencing the Indebtedness being refunded, refinanced, replaced or extended,

(v)                                 any Permitted Lien, or any other agreement restricting the sale or other disposition of property, securing Indebtedness permitted by the Indenture if such Permitted Lien or agreement does not expressly restrict the ability of a Subsidiary of the Company to pay dividends or make or repay loans or advances prior to default thereunder,

(vi)                              reasonable and customary borrowing base covenants set forth in agreements evidencing Indebtedness otherwise permitted by the Indenture,

(vii)                           customary non-assignment provisions in leases, licenses, encumbrances, contracts or similar assets entered into or acquired in the ordinary course of business,

(viii)                        any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition,

(ix)                                encumbrances or restrictions existing under or by reason of the Indenture or the Notes,

(x)                                   purchase money obligations that impose restrictions on the property so acquired of the nature described in clause (c) of the preceding paragraph,

(xi)                                Liens permitted under the Indenture securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien,

(xii)                             provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements,

(xiii)                          customary provisions of any franchise, distribution or similar agreements,

(xiv)                         restrictions on cash or other deposits or net worth imposed by contracts entered into in the ordinary course of business, and

(xv)                            any encumbrance or restrictions of the type referred to in clauses (a), (b) or (c) of the first paragraph of this section imposed by any amendments, modifications, restatements, renewals, supplements, refinancings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xiv) of this paragraph; provided, that such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company’s Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, supplement, refunding, replacement or refinancing.

Section 4.10.  Limitations on Dispositions of Assets.  (a) The Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, make any Asset Disposition unless (x) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value thereof, and (y) not less than 70% of the consideration received by the Company (or such Restricted Subsidiary, as the case may be) is in the form of cash, Cash Equivalents and Marketable Securities.

The amount of (i) any Indebtedness (other than any Indebtedness subordinated to the Notes) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Disposition and (ii) the fair market value (as determined in good faith by the Board of Directors of the Company) of any property or assets received that are used or useful in a Real

Estate Business, shall be deemed to be consideration required by clause (y) above for purposes of determining the percentage of such consideration received by the Company or the Restricted Subsidiaries.

(b)                       The Net Cash Proceeds of an Asset Disposition shall, within one year, at the Company’s election, (1) be used by the Company or a Restricted Subsidiary in the business of the construction and sale of homes conducted by the Company and the Restricted Subsidiaries or any other business of the Company or a Restricted Subsidiary existing at the time of such Asset Disposition or (2) to the extent not so used, be applied to make an Offer to Purchase Notes and, if the Company or a Restricted Subsidiary elects or is required to do so repay, purchase or redeem any other unsubordinated Indebtedness (on a pro rata basis if the amount available for such repayment, purchase or redemption is less than the aggregate amount of (i) the principal amount of the Notes tendered in such Offer to Purchase and (ii) the lesser of the principal amount, or accreted value, of such other unsubordinated Indebtedness, plus, in each case accrued interest to the date of repayment, purchase or redemption) at 100% of the principal amount or accreted value thereof, as the case may be, plus accrued and unpaid interest, if any, to the date of repurchase or repayment.

(c)                        Notwithstanding the foregoing, (A) the Company will not be required to apply such Net Cash Proceeds to the repurchase of Notes in accordance with clause (2) of the preceding paragraph except to the extent that such Net Cash Proceeds, together with the aggregate Net Cash Proceeds of prior Asset Dispositions (other than those so used) which have not been applied in accordance with this provision and as to which no prior Offer to Purchase shall have been made, exceed 5% of Consolidated Tangible Assets and (B) in connection with an Asset Disposition, the Company and the Restricted Subsidiaries will not be required to comply with the requirements of clause (y) of the first sentence of the first paragraph of this covenant to the extent that the non-cash consideration received in connection with such Asset Disposition, together with the sum of all non-cash consideration received in connection with all prior Asset Dispositions that has not yet been converted into cash, does not exceed 5% of Consolidated Tangible Assets; provided, however, that when any non-cash consideration is converted into cash, such cash shall constitute Net Cash Proceeds and be subject to the preceding sentence.

Section 4.11.  Guarantees By Restricted Subsidiaries.  Each existing Restricted Subsidiary (other than the Issuer (for so long as it remains the Issuer), KHL, Inc. and K. Hovnanian Poland, sp.zo.o.) will be a Guarantor. The Company is permitted to cause any Unrestricted Subsidiary to be a Guarantor.  If the Issuer, the Company or any of its Restricted Subsidiaries acquires or creates a Restricted Subsidiary after the Issue Date, such Restricted Subsidiary shall (subject to Section 6.03(b)) execute a guarantee substantially in the form included in Exhibit A, execute a supplemental indenture in the form of Exhibit B, and deliver an Opinion of Counsel to the Senior Trustee to the effect that the supplemental indenture has been duly authorized, executed and delivered by the new Restricted Subsidiary and constitutes a valid and binding obligation of the new Restricted Subsidiary, enforceable against the new Restricted Subsidiary in accordance with its terms (subject to customary exceptions).

Section 4.12.  Repurchase of Notes upon a Change of Control.  (a) In the event that there shall occur a Change of Control, each Holder of Notes shall have the right, at such Holder’s option, to require the Issuer to purchase all or any part of such Holder’s Notes on a date (the “Repurchase Date”) that is no later than 90 days after notice of the Change of Control, at 101% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the Repurchase Date.

(b)                       On or before the thirtieth day after any Change of Control, the Issuer is obligated to mail, or cause to be mailed, to all Holders of record of Notes and the Senior Trustee a notice regarding the Change of Control and the repurchase right. The notice shall state the Repurchase Date, the date by which the repurchase right must be exercised, the price for the Notes and the procedure which the Holder must follow to exercise such right.  Substantially simultaneously with mailing of the notice, the Issuer shall cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York.  To exercise such right, the Holder of such Note must deliver at least ten days prior to the Repurchase Date written notice to the Issuer (or an agent designated by the Issuer for such purpose) of the Holder’s exercise of such right, together with the Note with respect to which the right is being exercised, duly endorsed for transfer; provided, however, that if mandated by applicable law, a Holder may be permitted to deliver such written notice nearer to the Repurchase Date than may be specified by the Issuer.

(c)                        The Issuer will comply with applicable law, including Section 14(e) of Exchange Act and Rule 14e-1 thereunder, if applicable, if the Issuer is required to give a notice of a right of repurchase as a result of a Change of Control.

Section 4.13.  Limitations on Transactions with Affiliates.  (a) The Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any property or assets to or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Company or any Affiliate of any of the Company’s Subsidiaries or any holder of 10% or more of the Common Equity of the Company (including any Affiliates of such holders), in a single transaction or series of related transactions (each, an “Affiliate Transaction”), except for any Affiliate Transaction the terms of which are at least as favorable as the terms which could be obtained by the Company, the Issuer or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm’s length basis with Persons who are not such a holder, an Affiliate of such a holder or an Affiliate of the Company or any of the Company’s Subsidiaries.

(b)                       In addition, the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, enter into an Affiliate Transaction unless:

(i)                                     with respect to any such Affiliate Transaction involving or having a value of more than $1 million, the Company shall have (x) obtained the approval of a majority of the Board of Directors of the Company and (y) either obtained the approval of a majority of the Company’s disinterested directors or obtained an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to the Company, the Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view, and

(ii)                                  with respect to any such Affiliate Transaction involving or having a value of more than $10 million, the Company shall have (x) obtained the approval of a majority of the Board of Directors of the Company and (y) delivered to the Senior Trustee an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to the Company, the Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view.

(c)                        Notwithstanding the foregoing, an Affiliate Transaction will not include:

(i)                                     any contract, agreement or understanding with, or for the benefit of, or plan for the benefit of, employees of the Company or its Subsidiaries generally (in their capacities as such) that has been approved by the Board of Directors of the Company,

(ii)                                  Capital Stock issuances to directors, officers and employees of the Company or its Subsidiaries pursuant to plans approved by the stockholders of the Company,

(iii)                               any Restricted Payment otherwise permitted under Section 4.07 hereof,

(iv)                              any transaction between or among the Company and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries (provided, however, no such transaction shall involve any other Affiliate of the Company (other than an Unrestricted Subsidiary to the extent the applicable amount constitutes a Restricted Payment permitted by this Indenture)),

(v)                                 any transaction between one or more Restricted Subsidiaries and one or more Unrestricted Subsidiaries where all of the payments to, or other benefits conferred upon, such Unrestricted Subsidiaries are substantially contemporaneously dividended, or otherwise distributed or transferred without charge, to the Company or a Restricted Subsidiary,

(vi)                              issuances, sales or other transfers or dispositions of mortgages and collateralized mortgage obligations in the ordinary course of business between Restricted Subsidiaries and Unrestricted Subsidiaries of the Company, and

(vii)                           the payment of reasonable and customary fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company, the Issuer or any Restricted Subsidiary.

Section 4.14.  Limitations on Mergers, Consolidations and Sales of Assets.  Neither the Issuer nor any Guarantor will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the Notes, the Guarantees or the Indenture (as an entirety or substantially as an entirety in one transaction or in a series of related transactions), to any Person (in each case other than in a transaction in which the Company, the Issuer or a Restricted Subsidiary is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition) unless:

(i)                                     the Person formed by or surviving such consolidation or merger (if other than the Company, the Issuer or the Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the “Successor”), is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Senior Trustee all of the obligations of the Company, the Issuer or the Guarantor, as the case may be, under the Notes or a Guarantee, as the case may be, and the Indenture,

(ii)                                  immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing, and

(iii)                               immediately after giving effect to such transaction, the Company (or its Successor) could incur at least $1.00 of Indebtedness pursuant to Section 4.06(a) hereof.

The foregoing provisions shall not apply to (i) a transaction involving the sale or disposition of Capital Stock of a Guarantor, or the consolidation or merger of a Guarantor, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of a Guarantor, that in any such case results in such Guarantor being released from its Guarantee pursuant to Section 6.03, or (ii) a transaction the purpose of which is to change the state of incorporation of the Company, the Issuer or any Guarantor.

Section 4.15.  Reports to Holders of Notes.   (a)  The Company shall file with the Commission the annual reports and the information, documents and other reports required to be filed pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall file with the Senior Trustee and mail to each Holder of record of Notes such reports, information and documents within 15 days after it files them with the Commission.  In the event that the Company is no longer subject to these periodic reporting requirements of the Exchange Act, it will nonetheless continue to file reports with the Commission and the Senior Trustee and mail such reports to each Holder of Notes as if it were subject to such reporting requirements.  Regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company will cause its consolidated financial statements and a “Management’s Discussion and Analysis of Results of Operations and Financial Condition” written report, similar to those that would have been required to appear in annual or quarterly reports, to be delivered to Holders of Notes.

(b)                       For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144, the Company will furnish to the Holders of Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c)                        All “obligors,” as that term is defined under the Trust Indenture Act, on the Notes, including the Issuer and the Guarantors, will comply with Section 314(a) of the Trust Indenture Act.

(d)                       Delivery of these reports and information to the Senior Trustee is for informational purposes only and the Senior Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s and/or the Company’s compliance with any of its covenants hereunder (as to which the Senior Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.16.  Reports to Senior Trustee.  (a) The Company will deliver to the Senior Trustee within 120 days after the end of each fiscal year a written statement by the Company’s independent public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, and (ii) whether, in connection with their audit examination, any Default has come to their attention and, if a Default has come to their attention, specifying the nature and period of the existence thereof.

(b)                       The Company shall deliver to the Senior Trustee, on or prior to each Interest Payment Date, an Officer’s Certificate setting forth the amount of Additional Interest, if any, the Issuer is required to pay on that Interest Payment Date.  If no Additional Interest are required to be paid on a given Interest Payment Date, no such Officer’s Certificate is required to be delivered to the Senior Trustee for that Interest Payment Date.

(c)                        All “obligors,” as that term is defined under the Trust Indenture Act, on the Notes, including the Issuer and the Guarantors, will comply with Section 314(a) of the Trust Indenture Act.  The Company will notify the Senior Trustee when any Notes are listed on any national securities exchange and of any delisting.

Section 4.17.  Notice of Other Defaults.  In the event that any Indebtedness of the Issuer or any Guarantor is declared due and payable before its maturity because of the occurrence of any default under such Indebtedness, the Issuer or the relevant Guarantor, as the case may be, shall promptly deliver to the Senior Trustee and Officers’ Certificate stating such declaration; provided, that the term “Indebtedness” as used in this Section 4.17 shall not include Non-Recourse Indebtedness.

Section 4.18.  Limitation of Applicability of Certain Covenants if Notes Rated Investment Grade.  (a) The Issuer, the Company and its Restricted Subsidiaries’ obligations to comply with the provisions of the Indenture under this Article 4 (except for Sections 4.01, 4.02, 4.03, 4.04, 4.05, 4.08, 4.11 (subject to Section 6.03(b)), 4.12, 4.14 (other than clause (iii) of the first paragraph thereof), 4.15, 4.16, 4.17 and this Section 4.18, will terminate (such terminated covenants, the “Extinguished Covenants”) and cease to have any further effect from and after the first date when the Notes issued under the Indenture are rated Investment Grade; provided, that if the Notes subsequently cease to be rated Investment Grade, then, from and after the time the Notes cease to be rated Investment Grade, the Issuer’s, the Company’s and its Restricted Subsidiaries’ obligation to comply with the Extinguished Covenants shall be reinstated.

(b)                       In the event of any such reinstatement of the obligation to comply with the Extinguished Covenants, no action taken or omitted to be taken by the Issuer, the Company or any of its Subsidiaries prior to such reinstatement shall give rise to a Default or Event of Default under the Indenture upon reinstatement; provided, that with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made after May 4, 1999 will be calculated as though Section 4.07 hereof had been in effect during the entire period after such date.

ARTICLE 5
Remedies

Section 5.01.  Events of Default.  “Event of Default” means any one or more of the following events:

(i)                                     the failure by the Company, the Issuer and the Guarantors to pay interest on, or Additional Interest, if any, with respect to, any Note when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

(ii)                                  the failure by the Company, the Issuer and the Guarantors to pay the principal or premium of any Note when the same becomes due and payable at maturity, upon acceleration or otherwise;

(iii)                               the failure by the Company, the Issuer or any Restricted Subsidiary to comply with any of its agreements or covenants in, or provisions of, the Notes, the Guarantees or the Indenture and such failure continues for the period and after the notice specified below (except in the case of a default under Section 4.12 and 4.14, which will constitute Events of Default with notice but without passage of time);

(iv)                              the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company, the Issuer or any Restricted Subsidiary that has an outstanding principal amount of $10 million or more, individually or in the aggregate, and such acceleration does not cease to exist, or such Indebtedness is not satisfied, in either case within 30 days after such acceleration;

(v)                                 the failure by the Company, the Issuer or any Restricted Subsidiary to make any principal or interest payment in an amount of $10 million or more, individually or in the aggregate, in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary within 30 days of such principal or interest becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness);

(vi)                              a final judgment or judgments that exceed $10 million or more, individually or in the aggregate, for the payment of money having been entered by a court or courts of competent jurisdiction against the Company, the Issuer or any of its Restricted Subsidiaries and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered;

(vii)                           the Company, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)                commences a voluntary case,

(B)                  consents to the entry of an order for relief against it in an involuntary case,

(C)                  consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(D)                 makes a general assignment for the benefit of its creditors;

(viii)                        a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                is for relief against the Company, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary as debtor in an involuntary case,

(B)                  appoints a Custodian of the Company, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or a Custodian for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary, or

(C)                  orders the liquidation of the Company, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days, or

(ix)                                any Guarantee of a Guarantor which is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee).

A Default as described in subclause (iii) above will not be deemed an Event of Default until the Senior Trustee notifies the Company, or the Holders of at least 25 percent in principal amount of the then outstanding Notes notify the Company and the Senior Trustee, of the Default and (except in the case of a default with respect to Section 4.12 and 4.14 hereof) the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If such a Default is cured within such time period, it ceases.

If an Event of Default (other than an Event of Default with respect to the Company or the Issuer resulting from subclauses (vii) or (viii) above), shall have occurred and be continuing under the Indenture, the Senior Trustee by notice to the Company, or the Holders of at least 25 percent in principal amount of the Notes then outstanding by notice to the Company and the Senior Trustee, may declare all Notes to be due and payable immediately.  Upon such declaration of acceleration, the amounts due and payable on the Notes will be due and payable immediately.  If an Event of Default with respect to the Company or the Issuer specified in subclauses (vii) or (viii) above occurs, such an amount will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Senior Trustee and the Company or any Holder.  This provision, however, is subject to the condition that, if at any time after the unpaid principal amount (or such specified amount) of the Notes shall have been so declared due and payable and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Senior Trustee a sum sufficient to pay all matured installments of interest and Additional Interest, if any, upon all of the Notes and the principal of all the Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of interest and Additional Interest, if any, to the extent that payment of such interest is enforceable under applicable law and on such principal at the rate borne by the Notes to the date of such payment or deposit) and the reasonable compensation, disbursements, expenses and advances of the Senior Trustee and all other amounts due the Senior Trustee under Section 7.07, and any and all defaults under this Indenture, other than the nonpayment of such portion of the principal amount of and accrued interest and Additional Interest, if any, on Notes which shall have become due by acceleration, shall have been cured or shall have been waived in accordance with Section 5.03 or provision deemed by the Senior Trustee to be adequate shall have been made therefor, then and in every such case the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer and to the Senior Trustee, may rescind and annul such declaration and its consequences; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.  Notwithstanding the previous sentence, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event.

If the Senior Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any reason or shall have been determined to be adverse to the Senior Trustee, then and in every such case the Issuer, the Senior Trustee and the Holders of Notes shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Senior Trustee and the Holders of Notes shall continue as though no such proceeding had been taken.

Except with respect to an Event of Default pursuant to clauses (i) or (ii) of this Section 5.01, the Senior Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to the Senior Trustee by the Issuer, a Paying Agent or any Holder.

Section 5.02.  Other Remedies.  If an Event of Default occurs and is continuing, the Senior Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, and interest or Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or the Indenture.  The Senior Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 5.03.  Waiver of Defaults by Majority of Holders.  By written notice to the Senior Trustee and the Company, the Holders of a majority in aggregate principal amount of the Notes then outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences, except a Default in the payment of interest and Additional Interest, if any, on, or the principal of, the Notes.  Upon any such waiver, the Issuer, the Senior Trustee and the Holders of Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.03, said Default or Event of

Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing.

Section 5.04.  Direction of Proceedings.  The Holders of a majority in aggregate principal amount of the outstanding Notes shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Senior Trustee, or exercising any trust or power conferred on the Senior Trustee with respect to the Notes; provided, however, that (subject to the provisions of Section 7.01) the Senior Trustee shall have the right to decline to follow any such direction if the Senior Trustee shall determine upon advice of counsel that the action or proceeding so directed may not lawfully be taken or if the Senior Trustee in good faith by its board of directors, its executive committee, or a trust committee of directors or Responsible Officers or both shall determine that the action or proceeding so directed would involve the Senior Trustee in personal liability.

Section 5.05.  Application of Moneys Collected by Senior Trustee.  Any moneys collected by the Senior Trustee pursuant to this Article respect to outstanding Notes shall be applied in the order following, at the date or dates fixed by the Senior Trustee for the distribution of such moneys, upon presentation of the Notes and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of costs and expenses of collection and reasonable compensation to the Senior Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Senior Trustee pursuant to Section 7.07 except as a result of its negligence or bad faith;

SECOND: If the principal of the Notes shall not have become due and be unpaid, to the payment of interest or Additional Interest, if any, on the Notes, in the order of the maturity of the installments of such interest or Additional Interest, if any, with interest (to the extent that such interest has been collected by the Senior Trustee) upon the overdue installments of interest and Additional Interest, if any, at the rate borne by the Notes, such payment to be made ratably to the Persons entitled thereto;

THIRD: If the principal of the Notes shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Notes for principal, interest and Additional Interest, if any, with interest on the overdue principal and (to the extent that such interest has been collected by the Senior Trustee) upon overdue installments of interest and Additional Interest, if any, at the rate borne by the Notes, and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and interest and Additional Interest, if any, without preference or priority of principal over interest or Additional Interest, if any, or of interest or Additional Interest, if any, over principal, or of interest over Additional Interest, if any, or of any installment of interest, if any, or Additional Interest, if any, over any other installment of interest or Additional Interest, if any, ratably to the aggregate of such principal and accrued and unpaid interest and Additional Interest, if any; and

FOURTH: To the payment of any surplus then remaining to the Issuer, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

No claim for interest which in any manner at or after maturity shall have been transferred or pledged separate or apart from the Notes to which it relates, or which in any manner shall have been kept alive after maturity by an extension (otherwise than pursuant to an extension made pursuant to a plan proposed by the Issuer to the Holders of all Notes), purchase, funding or otherwise by or on behalf or with the consent or approval of the Issuer shall be entitled, in case of a default hereunder, to any benefit of this Indenture, except after prior payment in full of the principal of all Notes and of all claims for interest not so transferred, pledged, kept alive, extended, purchased or funded.

Section 5.06.  Proceedings by Holders.  No holder of any Notes shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture for the appointment of a receiver or trustee or similar official, or for any other remedy hereunder, unless such Holder previously shall have given to the Senior Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall have made written request to the Senior Trustee to institute such action, suit or proceeding in its own name as Senior Trustee hereunder and shall have offered to the Senior Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Senior Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding, it being understood and intended, and being expressly covenanted by the Holder of every Note with every other Holder and the Senior Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture or of the Notes to affect, disturb or prejudice the rights of any other Holder of Notes, or to obtain or seek to obtain priority over or preference as to any other such Holder, or to enforce any right under this

Indenture or the Notes, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes.

Notwithstanding any other provisions in this Indenture, however, the right of any Holder of any Note to receive payment of the principal of, premium, if any, and interest and Additional Interest, if any, on such Note, on or after the maturity thereof, or to institute suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of such Holder.

Section 5.07.  Proceedings by Senior Trustee.  In case of an Event of Default hereunder, the Senior Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Senior Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceedings in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Senior Trustee by this Indenture or by law.

Section 5.08.  Remedies Cumulative and Continuing.  All powers and remedies given by this Article 5 to the Senior Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Senior Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Senior Trustee or of any Holder to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 5.06, every power and remedy given by this Article 5 or by law to the Senior Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Senior Trustee or by the Holders.

Section 5.09.  Undertaking to Pay Costs.  All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, or in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Senior Trustee for any action taken or omitted by it as Senior Trustee, the filing by any party litigant in such suit of an undertaking to pay the cost of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.09 shall not apply to any suit instituted by the Senior Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the then outstanding Notes, or to any suit instituted by any Holders for the enforcement of the payment of the principal of, premium, if any, or interest or Additional Interest, if any, on any Note against the Issuer on or after the due date of such Note.

Section 5.10.  Notice of Defaults.  (a) The Company is required to deliver to the Senior Trustee an annual statement regarding compliance with the Indenture, and include in such statement, if any officer of the Company is aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. In addition, the Company is required to deliver to the Senior Trustee prompt written notice of the occurrence of any Default or Event of Default.

(b)                       The Senior Trustee shall, within 90 days after the occurrence of a default known to the Senior Trustee, with respect to the Notes, mail to all Holders of Notes, as the names and the addresses of such Holders appear upon the Register, notice of all defaults, unless such defaults shall have been cured before the giving of such notice (the term “default” for the purpose of this Section 5.10(b) being hereby defined to be the events specified in clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) of Section 5.01, not including periods of grace, if any, provided for therein and irrespective of the giving of the written notice specified in said clause (iii) but in the case of any default of the character specified in said clause (iii) no such notice to Holders shall be given until at least 60 days after the giving of written notice thereof to the Company pursuant to said clause (iii)); provided, however, that, except in the case of default in the payment of the principal of, premium, if any, or interest and Additional Interest, if any, on any of the Notes, or in the payment or satisfaction of a purchase obligation, the Senior Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, a trust committee of directors or a Responsible Officer of the Senior Trustee in good faith determines that the withholding of such notice is in the best interests of the Holders. Notice to Holders under this Section shall be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

Section 5.11.  Waiver of Stay, Extension or Usury Laws.  The Company, the Issuer and each Guarantor covenants, to the extent permitted by applicable law, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company, the Issuer or the Guarantor from paying all or any portion of the principal of, premium, if any, or interest or Additional Interest, if any, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture.  The Company, the Issuer and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Senior Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.12.  Senior Trustee May File Proof of Claim.  The Senior Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Senior Trustee (including any claim for the compensation, expenses, disbursements and advances of the Senior Trustee, its agents and counsel, and any other amounts due the Senior Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company, the Issuer or any Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims.  Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Senior Trustee and, if the Senior Trustee consents to the making of such payments directly to the Holders, to pay to the Senior Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Senior Trustee, its agent and counsel, and any other amounts due the Senior Trustee hereunder.  Nothing in the Indenture will be deemed to empower the Senior Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Senior Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.13.  Payment of Notes on Default; Suit Therefor.  The Issuer covenants that (a) if default shall be made in the payment of any installment of interest and Additional Interest, if any, upon the Notes as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (b) if default shall be made in the payment of the principal of, and premium, if any, on the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or upon redemption or by declaration or otherwise, then, upon demand of the Senior Trustee, the Issuer will pay to the Senior Trustee, for the benefit of the Holders, the whole amount that then shall have become due and payable on all such Notes for principal, and premium, if any, or interest and Additional Interest, if any, or both, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest and Additional Interest, if any, at the rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Senior Trustee, its agent, attorneys and counsel, and any expenses or liabilities incurred by the Senior Trustee hereunder other than through its negligence or bad faith.

If the Issuer shall fail forthwith to pay such amounts upon such demand, the Senior Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or any other obligor on the Notes and collect in the manner provided by law out of the property of the Issuer or any other obligor on the Notes, wherever situated, the moneys adjudged or decreed to be payable.

If there shall be pending proceedings for the bankruptcy or for the reorganization of the Issuer or any other obligor on the Notes under any bankruptcy, insolvency or other similar law now or hereafter in effect, or if a receiver or trustee or similar official shall have been appointed for the property of the Issuer or such other obligor, or in the case of any other similar judicial proceedings relative to the Issuer or other obligor on the Notes, or to the creditors or property of the Issuer or such other obligor, the Senior Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Senior Trustee shall have made any demand pursuant to the provisions of this Section 5.13, shall be entitled and empowered by intervention in such proceedings or otherwise to file and prove a claim or claims for the whole amount of principal, premium, if any, interest and Additional Interest, if any, owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Senior Trustee and of the Holders allowed in such judicial proceedings relative to the Issuer or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses, and any receiver, assignee or trustee or similar official in bankruptcy or reorganization is hereby authorized by each of the Holders to make such payments to the Senior Trustee, and, if the Senior Trustee shall consent to the making of such payments directly to the Holders, to pay to the Senior Trustee any amount due it for compensation and expenses or otherwise pursuant to Section 7.07, including counsel fees and expenses incurred by it up to the date of such distribution.  To the extent that such payment of reasonable compensation, expenses and counsel fees and expenses out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the Holders of Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Senior Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Senior Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of Notes in respect of which such judgment has been recovered.

ARTICLE 6
GUARANTEES; RELEASE OF GUARANTOR

Section 6.01.  Guarantee. Each of the Guarantors hereby unconditionally guarantees, jointly and severally with each other Guarantor, to each Holder and to the Senior Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:  (i) the due and punctual payment of the principal of, premium, if any, and interest or Additional Interest, if any, on the Notes, whether at maturity or on an interest payment date, by acceleration, pursuant to an Offer to Purchase or otherwise, to the extent lawful, and all other obligations of the Issuer to the Holders or the Senior Trustee hereunder or thereunder shall be promptly paid in full when due, all in accordance with the terms hereof and thereof, including all amounts payable to the Senior Trustee under Section 7.07 hereof, and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

If the Issuer fails to make any payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated, jointly and severally with each other Guarantor, to pay the same immediately.  Each Guarantor hereby agrees that its obligations hereunder shall be continuing, absolute and unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of the Notes, this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder or the Senior Trustee with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor.  If any Holder or the Senior Trustee is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or such

Guarantor, any amount paid by the Issuer or any Guarantor to the Senior Trustee or such Holder, this Article 6, to the extent theretofore discharged with respect to any Guarantee, shall be reinstated in full force and effect.  Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby by such Guarantor until payment in full of all such obligations.  Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders of Notes and the Senior Trustee on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 hereof for the purposes of such Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (ii) in the event of any acceleration of such obligations as provided in Article 5 hereof such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor, jointly and severally with each other Guarantor, for the purpose of this Article 6.  In addition, without limiting the foregoing, upon the effectiveness of an acceleration under Article 5, the Senior Trustee may make a demand for payment on the Notes under any Guarantee provided hereunder and not discharged.

The Guarantee set forth in this Section 6.01 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by the Senior Trustee or any duly appointed agent.

Section 6.02.  Obligations of each Guarantor Unconditional.  Nothing contained in this Article 6 or elsewhere in this Indenture or in any Note is intended to or shall impair, as between each Guarantor and the Holders, the obligations of such Guarantor which are absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes as and when the same shall become due and payable in accordance with the provisions of their Guarantee or is intended to or shall affect the relative rights of the Holders and creditors of such Guarantor, nor shall anything herein or therein prevent the Senior Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon any Default under this Indenture in respect of cash, property or securities of such Guarantor received upon the exercise of any such remedy.

Upon any distribution of assets of a Guarantor referred to in this Article 6 the Senior Trustee, subject to the provisions of Article 7, the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Senior Trustee or to such Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 6.

Section 6.03.  Release of a Guarantor.  (a) If all or substantially all of the assets of any Guarantor other than the Company or all of the Capital Stock of any Guarantor other than the Company is sold (including by consolidation, merger, issuance or otherwise) or disposed of (including by liquidation, dissolution or otherwise) by the Company or any of its Subsidiaries, or, unless the Company elects otherwise, if any Guarantor other than the Company is designated an Unrestricted Subsidiary in accordance with the terms of the Indenture, then such Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor or a designation as an Unrestricted Subsidiary) or the Person acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be deemed automatically and unconditionally released and discharged from any of its obligations under the Indenture without any further action on the part of the Senior Trustee or any Holder of Notes.

(b)         Upon the release of the guarantee by a Guarantor (including, for the avoidance of doubt, the Issuer after it ceases to be the Issuer pursuant to Article 10) other than the Company under all then outstanding Applicable Debt, at any time after the suspension of the Extinguished Covenants pursuant to Section 4.18 hereof, the Guarantee of such Guarantor under the Indenture will be released and discharged in respect of the Notes at such time and no Restricted Subsidiary thereafter acquired or created will be required to be a Guarantor in respect of the Notes; provided, that the foregoing shall not apply to any release of any Guarantor done in contemplation of, or in connection with, any cessation of the Notes being rated Investment Grade.  In the event that (i) any such released Guarantor thereafter guarantees any Applicable Debt (or if any released guarantee under any Applicable Debt is reinstated or renewed) or (ii) the Extinguished Covenants cease to be suspended pursuant to Section 4.18 hereof then any such released Guarantor and any other Restricted Subsidiary of Hovnanian then existing (other than KHL, Inc., the Issuer (for so long as it remains the Issuer) and K. Hovnanian Poland, sp.zo.o.) will Guarantee the Notes on the terms and conditions set forth in this Indenture.  For purposes of this clause (b), Applicable Debt secured by a Lien on such Restricted Subsidiary’s Property or issued by such Restricted Subsidiary shall be deemed guaranteed by such Restricted Subsidiary.

(c)          An Unrestricted Subsidiary that is a Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under its Guarantee upon notice from the Company to the Senior Trustee to such effect, without any further action required on the part of the Senior Trustee or any Holder.

Section 6.04.  Execution and Delivery of Guarantee.  The execution by each Guarantor of the Indenture (or a supplemental indenture in the form of Exhibit B) together with an executed guarantee substantially in the form included in Exhibit A evidences the Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note.  The delivery of any Note by the Senior Trustee after authentication constitutes due delivery of the Guarantee on behalf of each Guarantor.

Section 6.05.  Limitation on Guarantor Liability.  Notwithstanding anything to the contrary in this Article 6, each Guarantor, and by its acceptance of a Note, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.  To effectuate that intention, the Senior Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Guarantee are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

Section 6.06.  Article 6 Not to Prevent Events of Default.  The failure to make a payment on account of principal, premium, if any, or interest or Additional Interest, if any, on the Notes by reason of any provision in this Article 6 shall not be construed as preventing the occurrence of any Event of Default under Section 5.01.

Section 6.07.  Waiver by the Guarantors.  To the extent permitted by applicable law, each Guarantor hereby irrevocably waives diligence, presentment, demand of payment, demand of performance, filing of claims with a court in the event of insolvency of bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, the benefit of discussion, protest, notice and all demand whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, in this Indenture and in this Article 6.

Section 6.08.  Subrogation and Contribution.   Upon making any payment with respect to any obligation of the Issuer under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Issuer with respect to such obligation; provided, that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Issuer hereunder or under the Notes remains unpaid.

Section 6.09.  Stay of Acceleration.  If acceleration of the time for payment of any amount payable by the Issuer under the Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Senior Trustee or the Holders.

Section 6.10.  Guarantors as “obligors” for Provisions Included in the Indenture Pursuant to the Trust Indenture Act.  Each provision included in the Indenture which is required to be included by any of Sections 310 to 317 of the Trust Indenture Act, inclusive, or is deemed applicable to the Indenture by virtue of the provisions of the Trust Indenture Act, and which applies to an “obligor,” as that term is defined under the Trust Indenture Act, shall apply to each of the Guarantors.

ARTICLE 7
THE SENIOR TRUSTEE

Section 7.01.  General.  (a) The duties and responsibilities of the Senior Trustee are as provided by the Trust Indenture Act and as set forth herein.  Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of, or affording protection to, the Senior Trustee is subject to this Article.

(b)        Except during the continuance of an Event of Default, the Senior Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Senior Trustee.  In case an Event of Default has occurred and is continuing, the Senior Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

Section 7.02.  Certain Rights of the Senior Trustee.  Subject to Trust Indenture Act Sections 315(a) through (d):

(a)           The Senior Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person.  The Senior Trustee need not investigate any fact or matter stated in the document, but the Senior Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(b)           Before the Senior Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel conforming to Section 11.05 and the Senior Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such a certificate or opinion.  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or the Company, as applicable, shall be sufficient if signed by an Officer of the Issuer or the Company, as applicable.

(c)           The Senior Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Senior Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Senior Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(e)           The Senior Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 5.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Senior Trustee, or exercising any trust or power conferred upon the Senior Trustee, under the Indenture.

(f)            The Senior Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(g)           No provision of the Indenture will require the Senior Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

Section 7.03.  Individual Rights of the Senior Trustee.  The Senior Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Senior Trustee.  Any Agent may do the same with like rights.  However, the Senior Trustee is subject to Trust Indenture Act Sections 310(b) and 311.  For purposes of Trust Indenture Act Section 311(b)(4) and (6):

(a)       “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b)      “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Senior Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04.  Senior Trustee’s Disclaimer.  The Senior Trustee (a) makes no representation as to the validity or adequacy of this Indenture or the Notes, (b) is not accountable for the Company’s use or application of the proceeds from the Notes and (c) is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05.  Reserved.

Section 7.06.  Reports by Senior Trustee to Holders.  Within 60 days after each May 1, beginning with May 1, 2005, the Senior Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c) a brief report dated as of such May 1, if required by Trust Indenture Act Section 313(a).

Section 7.07.  Compensation and Indemnity.  (a) The Company will pay the Senior Trustee compensation as agreed upon in writing for its services.  The compensation of the Senior Trustee is not limited by any law on compensation of a trustee of an express trust.  The Company will reimburse the Senior Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Senior Trustee, including the reasonable compensation and expenses of the Senior Trustee’s agents and counsel.

(b)        In addition to any other indemnity provided to the Senior Trustee hereunder, the Company will indemnify the Senior Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of the Indenture and its duties under the Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under the Indenture and the Notes.

(c)        To secure the Company’s payment obligations in this Section or as otherwise provided in the Indenture, the Senior Trustee will have a lien prior to the Notes on all money or property held or collected by the Senior Trustee, in its capacity as Senior Trustee, except money or property held in trust to pay principal of, premium, if any, and interest or Additional Interest, if any, on particular Notes.

Section 7.08.  Replacement of Senior Trustee.   (a) (i)  The Senior Trustee may resign at any time by written notice to the Issuer.

(ii)           The Holders of a majority in principal amount of the outstanding Notes may remove the Senior Trustee by written notice to the Senior Trustee.

(iii)          If the Senior Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Senior Trustee and the appointment of a successor Senior Trustee.

(iv)          The Issuer may remove the Senior Trustee if: (A) the Senior Trustee is no longer eligible under Section 7.10; (B) the Senior Trustee is adjudged bankrupt or an insolvent; (C) a receiver or other public officer takes charge of the Senior Trustee or its property; or (D) the Senior Trustee becomes incapable of acting.

A resignation or removal of the Senior Trustee and appointment of a successor Senior Trustee will become effective only upon the successor Senior Trustee’s acceptance of appointment as provided in this Section.

(b)        If the Senior Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Senior Trustee with the consent of the Issuer.  Otherwise, if the Senior Trustee resigns or is removed, or if a vacancy exists in the office of Senior Trustee for any reason, the Issuer will promptly appoint a successor Senior Trustee.  If the successor Senior Trustee does not deliver its written acceptance within 30 days after the retiring Senior Trustee resigns or is removed, the retiring Senior Trustee, the Issuer or the

Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Senior Trustee.

(c)        Upon delivery by the successor Senior Trustee of a written acceptance of its appointment to the retiring Senior Trustee and to the Issuer, (i) the retiring Senior Trustee will transfer all property held by it as Senior Trustee to the successor Senior Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Senior Trustee will become effective, and (iii) the successor Senior Trustee will have all the rights, powers and duties of the Senior Trustee under the Indenture.  Upon request of any successor Senior Trustee, the Issuer will execute any and all instruments for fully and vesting in and confirming to the successor Senior Trustee all such rights, powers and trusts.  The Issuer will give notice of any resignation and any removal of the Senior Trustee and each appointment of a successor Senior Trustee to all Holders, and include in the notice the name of the successor Senior Trustee and the address of its Corporate Trust Office.

(d)        Notwithstanding replacement of the Senior Trustee pursuant to this Section, Issuer’s obligations under Section 7.07 will continue for the benefit of the retiring Senior Trustee.

(e)        The Senior Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

Section 7.09.  Successor Senior Trustee by Merger.  If the Senior Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Senior Trustee with the same effect as if the successor Senior Trustee had been named as the Senior Trustee in the Indenture.

Section 7.10.  Eligibility.  The Indenture must always have a Senior Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.11.  Money Held in Trust.  The Senior Trustee will not be liable for interest on any money received by it except as it may agree with the Issuer.  Money held in trust by the Senior Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

ARTICLE 8
DEFEASANCE AND DISCHARGE

Section 8.01.  Legal Defeasance And Discharge.  The Issuer, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be deemed to have been discharged from their respective obligations with respect to the Notes and the Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes, which shall thereafter be deemed to be outstanding only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in clauses (a) through (f) below, and the Issuer, the Company and the Guarantors shall be deemed to have satisfied all of their respective obligations under the Notes, the Guarantees and this Indenture (and the Senior Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments delivered to it by the Issuer acknowledging the same), except of the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Notes to receive payments in respect of the principal, premium, if any, and interest and Additional Interest, if any, on the Notes when such payments are due from the trust referred to below; (b) the Issuer’s obligations with respect to the Notes concerning mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trusts, duties and immunities of the Senior Trustee, and the Issuer’s and the Guarantors’ obligations in connection therewith; (d) the Legal Defeasance provisions of this Indenture; (e) the rights of registration of transfer and exchange of the Notes; and (f) the rights of Holders that are beneficiaries with respect to property so deposited with the Senior Trustee payable to all or any of them.

Section 8.02.  Covenant Defeasance.  The Issuer, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from their obligations with respect to the Notes and the Guarantees under the covenants contained in Sections 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, clause (iii) of Section 4.14 and Article 6 (except for Sections 6.03 and 6.10) and each Guarantor’s obligation under its Guarantee, on and after the date that the conditions set forth in Section 8.03 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed outstanding for all other purposes hereunder (it being understood that the Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the Notes and the Guarantees, the Issuer, the Company and the

Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01 hereof, but, except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby.  Subject to the satisfaction of the conditions set forth in Section 8.03 hereof, Sections 5.01(iii) (with respect to the covenants so defeased), 5.01(iv), 5.01(v), 5.01(vi) and 5.01(ix) shall not constitute Events of Default or Defaults hereunder.

Section 8.03.  Conditions To Legal Or Covenant Defeasance.  The following shall be the conditions to the application of either Section 8.01 or Section 8.02 hereof to the Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)        the Issuer must irrevocably deposit, or cause to be deposited, with the Senior Trustee, in trust, for the benefit of the Holders of Notes, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay, without reinvestment, the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes on the stated maturity thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(b)        in the case of Legal Defeasance, the Issuer must deliver to the Senior Trustee an Opinion of Counsel reasonably acceptable to the Senior Trustee confirming that the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or there has been a change in the applicable United States federal income tax law after the date of this Indenture, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance, and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)        in the case of Covenant Defeasance, the Issuer must deliver to the Senior Trustee an Opinion of Counsel reasonably acceptable to the Senior Trustee confirming that the Holders of Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance, and such Holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defesance had not occurred;

(d)        no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(e)        such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries is bound;

(f)         the Issuer must deliver to the Senior Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over other creditors of the Issuer, or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(g)        the Issuer must deliver to the Senior Trustee an Officers’ Certificate and an Opinion of Counsel in the United States reasonably acceptable to the Senior Trustee, each stating that the conditions precedent provided for or relating to Legal Defeasance or Covenant Defeasance, as applicable, in the case of the Officer’s Certificate, in clauses (a) through (f) and, in the case of the opinion of Counsel, in clauses (b) and (c) of this paragraph, have been complied with.

Section 8.04.  Deposited Money And Government Securities To Be Held In Trust; Other Miscellaneous Provisions.  Subject to Section 8.05 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Senior Trustee (or other qualifying trustee, collectively, and solely for purposes of this Section 8.04, the “Senior Trustee”) pursuant to Section 8.03 or Section 8.08 hereof in respect of the Notes shall be held in trust and applied by the Senior Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or indirectly or through any paying agent (including the Issuer acting as paying agent) as the Senior Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest and Additional Interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Senior Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.03 or Section 8.08 hereof or the principal, premium, if any, interest and Additional Interest, if any, received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Notes.

Subject to the preceeding paragraph and Section 7.07 herein, anything in this Article 8 to the contrary notwithstanding, the Senior Trustee shall deliver or pay, solely to the extent available in such trust, to the Issuer from time to time upon the request of the Issuer any money or non-callable U.S. Government Obligations held by it as provided in Section 8.03 or Section 8.08 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Senior Trustee (which may be the opinion delivered under Section 8.03(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.05.  Repayment To Issuer.  Any money deposited with the Senior Trustee or any paying agent, or then held by the Issuer, in trust for the payment of the principal, premium, if any, interest and Additional Interest, if any, on the Notes and remaining unclaimed for two years after such principal, premium, if any, interest and Additional Interest, if any, has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Issuer for payment thereof, and all liability of the Senior Trustee or such paying agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Senior Trustee or such paying agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national editions), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.06.  Reinstatement.  If the Senior Trustee or paying agent is unable to apply any money or non-callable U.S. Government Obligations in accordance with Section 8.01, Section 8.02 or Section 8.08 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, Section 8.02 or Section 8.08 hereof until such time as the Senior Trustee or paying agent is permitted to apply all such money in accordance with Section 8.01, Section 8.02 or Section 8.08 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest or Additional Interest, if any, on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Senior Trustee or paying agent.

Section 8.07.  Survival.  The Senior Trustee’s rights under Article 7 and this Article 8 shall survive termination of this Indenture.

Section 8.08.  Satisfaction and Discharge of Indenture.  If at any time (a) (i) the Issuer shall have paid or caused to be paid the principal of, premium, if any, and interest and Additional Interest, if any, on all the outstanding Notes (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.04) as and when the same shall have become due and payable, or (ii) the Issuer shall have delivered to the Senior Trustee for cancellation all Notes theretofore authenticated (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.04), or (b) (i) the Notes mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the Senior Trustee for giving the notice of redemption, (ii) the Issuer irrevocably deposits in trust with the Senior Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Senior Trustee, without consideration of any reinvestment, to pay principal of and premium, interest and Additional Interest, if any, on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (iii) no Default has occurred and is continuing on the date of the deposit, (iv) the deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound, and (v) the Issuer delivers to the Senior Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of the Indenture have been complied with; and if, in any such case, the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer (including all amounts, payable to the Senior Trustee pursuant to Section 7.07), then, (x) after satisfying the conditions in clause (a), only the Company’s obligations under Sections 7.07 and 8.04 will survive or (y) after satisfying the conditions in clause (b), only the Issuer’s or the Company’s, as appicable, obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.04, 8.05 and 8.06 will survive, and, in either case, the Senior Trustee, on demand of the Issuer accompanied by an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the satisfaction and discharge contemplated by this provision have been complied with, and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction and discharging of this Indenture.  The Issuer agrees to reimburse the Senior Trustee for any costs or expenses thereafter reasonably and properly incurred, and to compensate the Senior Trustee for any services thereafter reasonably and properly rendered, by the Senior Trustee in connection with this Indenture or the Notes.

ARTICLE 9
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.  Amendments Without Consent of Holders.  The Company, the Issuer, the Guarantors and the Senior Trustee may amend, supplement or waive the Indenture or the Notes without notice to or the consent of any Holder:

(a)        to convey, transfer, assign, mortgage or pledge to the Senior Trustee as security for the Notes any property or assets;

(b)        to evidence the succession of another Person to the Issuer or the Company or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Issuer or the Company herein and in the Notes or the Guarantees;

(c)        to add to the covenants of the Issuer or the Company such further covenants, restrictions, conditions or provisions for the protection of the Holders of Notes, or to surrender any right or power herein conferred upon the Issuer or the Company, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenants, restrictions, conditions or provisions such amendment, supplemented indenture or waiver may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Senior Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Notes to waive such an Event of Default;

(d)        to confirm and evidence the termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by the Indenture;

(e)        to cure any ambiguity, defect or inconsistency in the Indenture or the Notes;

(f)         to evidence compliance with Section 4.14;

(g)        to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(h)        to evidence and provide for the acceptance of appointment hereunder by a successor Senior Trustee;

(i)         to provide for uncertificated Notes in addition to, or in place of, Certificated Notes;

(j)         to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by the Indenture;

(k)        to provide for or confirm the issuance of Additional Notes; or

(l)         to make any other change that does not adversely affect the legal rights of any Holder.

Section 9.02.  Amendments With Consent of Holders.  (a) Except as otherwise provided in Sections 5.01, 5.03 and 5.06 or paragraph (b), the Company, the Issuer, the Guarantors and the Senior Trustee may amend or supplement the Indenture and the Notes with the written consent of the Holders of a majority in principal amount of the outstanding Notes (which may include consents obtained in connection with a tender offer or exchange offer), and the Holders of a majority in principal amount of the outstanding Notes by written notice to the Senior Trustee may waive future compliance by the Company, the Issuer and the Guarantors with any provision of the Indenture or the Notes (which may include waivers obtained in connection with a tender offer or exchange offer).

(b)        Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not:

(i)         reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver,

(ii)        reduce the rate of, or change the time for payment of, any interest, including default interest, on any Note,

(iii)       reduce principal of, or change the fixed maturity of, any Note or alter the provisions (including related definitions) with respect to redemptions described under Article 3 or with respect to mandatory offers to repurchase Notes described under Section 4.10 and Section 4.12,

(iv)       make any Note payable in money other than that stated in the Note,

(v)        modify the ranking or priority of the Notes or any Guarantee,

(vi)       make any change in Sections 5.03 or 5.06,

(vii)      release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the Indenture, or

(viii)     waive a continuing Default or Event of Default in the payment of principal of, premium, if any, or interest or Additional Interest, if any, on the Notes.

(c)        It is not necessary for Holders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(d)        An amendment, supplement or waiver under this Section will become effective on receipt by the Senior Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.  After an amendment, supplement or waiver under this Section becomes effective, the Issuer (or the Senior Trustee at the request and expense of the Issuer) will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  The Issuer will send supplemental indentures to Holders upon request.  Any failure of the Issuer to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver.

Section 9.03.  Effect of Consent.  (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected.  If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b)        If an amendment, supplement or waiver changes the terms of a Note, the Senior Trustee may require the Holder to deliver it to the Senior Trustee so that the Senior Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms.  The Senior Trustee may also place an appropriate notation on any Note thereafter authenticated.  However, the effectiveness of the amendment, supplement or waiver shall not be affected or impaired by any failure to annotate or exchange Notes in this fashion.

Section 9.04.  Senior Trustee’s Rights and Obligations.  The Senior Trustee is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel stating (i) that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by the Indenture and (ii) in the case of an amendment, supplement or waiver in connection with Section 9.01(l) that such amendment, supplement or waiver does not adversely affect the legal rights of any Holder of Notes affected by such change.  If the Senior Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Senior Trustee.  The Senior Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Senior Trustee’s own rights, duties or immunities under the Indenture.

Section 9.05.  Conformity with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 9.06.  Payments for Consents.  Neither the Issuer, the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

ARTICLE 10
RELEASE OF ISSUER AND GUARANTORS

Section 10.01.  Release of Issuer.  (a) The Issuer shall be released from its obligations under this Indenture and the Notes, without the consent of the Holders, if: (1) the Company or any successor to the Company has assumed the obligations of the Issuer under this Indenture and the Notes, by supplemental indenture executed and delivered to the Senior Trustee and satisfactory in form to the Senior Trustee, (2) the Company delivers an Opinion of Counsel to the Senior Trustee to the effect that Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such release and such Holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such release had not occurred and (3) the Issuer shall (w) become a Guarantor subject to the provisions of Article 6 and Section 4.11 hereof, (x) execute a Guarantee, (y) execute a supplemental indenture evidencing its Guarantee and (z) deliver an Opinion of Counsel to the Senior Trustee to the effect that the supplemental indenture has been duly authorized, executed and delivered by the Issuer and constitutes a valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms (subject to customary exceptions).

(b)        A Guarantor may be released from its obligations under the Indenture, the Notes and its Guarantee in accordance with the provisions contained in Section 6.03 herein.

ARTICLE 11
MISCELLANEOUS

Section 11.01.  Trust Indenture Act of 1939.  The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of the Notes and the terms of the Indenture, the terms of the Indenture will control.

Section 11.02.  Holder Communications; Holder Actions.  (a) The rights of Holders to communicate with other Holders with respect to the Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Issuer shall comply with the requirements of Trust Indenture Act Section 312(a).  Neither the Company, the Issuer nor the Senior Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

(b)        (i)          any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Senior Trustee.  The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Senior Trustee deems sufficient.

(ii)         The Senior Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c)        Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note.  Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Senior

Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d)        The Issuer may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Senior Trustee may set a record date as to notices of Default, any declaration or acceleration or any other remedies or other consequences of the Event of Default.  If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date.  No act will be valid or effective for more than 90 days after the record date.

Section 11.03.  Notices.  (a) Any notice or communication to the Issuer or the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail or (iii) when sent by facsimile transmission, with transmission confirmed.  Notices or communications to a Guarantor will be deemed given if given to the Company.  Any notice to the Senior Trustee will be effective only upon receipt.  In each case the notice or communication should be addressed as follows:

if to the Issuer or the Company:

K. Hovnanian Enterprises, Inc.
10 Highway 35
P.O. Box 500
Red Bank, NJ 07701
Facsimile: (732) 747-7159
Attention:  General Counsel

if to the Senior Trustee:

Wachovia Bank, National Association
21 South Street
Morristown, NJ 07960
ATTN: Corporate Trust Administration
(K. Hovnanian Enterprises, Inc. Senior
Notes due 2015)
Facsimile: (973) 682-4531

The Issuer or the Senior Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)        Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Issuer, the Senior Trustee and DTC.  Copies of any notice or communication to a Holder, if given by the Issuer or the Company, will be mailed to the Senior Trustee at the same time.  Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c)        Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice.  Waivers of notice by Holders must be filed with the Senior Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 11.04.  Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Issuer or the Company to the Senior Trustee to take any action under the Indenture, the Issuer or the Company will furnish to the Senior Trustee:

(a)           an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and

(b)           an Opinion of Counsel stating that all such conditions precedent relating to the proposed action have been complied with.

Section 11.05.  Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture must include:

(a)           a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(c)           a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided, that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Any certificate, statement or opinion of an Officer of the Issuer or the Company, as applicable, may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which such certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.  Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters on information with respect to which is in the possession of the Issuer, or the Company, as applicable, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, or the Company, as applicable, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which such certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an Officer of the Issuer or the Company, as applicable, or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer or the Company, as applicable, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which such certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with and directed to the Senior Trustee shall contain a statement that such firm is independent.

Section 11.06.  Payment Date Other Than a Business Day.  If any payment with respect to a payment of any principal of, premium, if any, or interest or Additional Interest, if any, on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 11.07.  Governing Law.  The Indenture, the Guarantees and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 11.08.  No Adverse Interpretation of Other Agreements.  The Indenture may not be used to interpret another indenture or loan or debt agreement of the Issuer, the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the Indenture.

Section 11.09.  Successors.  All agreements of the Issuer, the Company or any Guarantor in the Indenture and the Notes will bind its successors.  All agreements of the Senior Trustee in the Indenture will bind its successor.

Section 11.10.  Duplicate Originals.  The parties may sign any number of copies of the Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.11.  Separability.  To the extent permitted by applicable law, in case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.12.  Table of Contents and Headings.  The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and in no way modify or restrict any of the terms and provisions of the Indenture.

Section 11.13.  No Liability of Directors, Officers, Employees, Partners, Incorporators and Stockholders.  No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in the Notes, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer, director or employee, as such, of the Issuer, the Company or the Guarantors or any partner of the Issuer, the Company or the Guarantors or of any successor, either directly or through the Issuer, the Company or the Guarantors or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders thereof and as part of the consideration for the issue of the Notes.

Section 11.14.  Provisions of Indenture for the Sole Benefit of Parties and Holders of Notes.  Nothing in this Indenture or in the Notes, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto and their successors and the Holders of Notes, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of Notes.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

K. HOVNANIAN ENTERPRISES, INC., as Issuer

		By:	/s/ J. Larry Sorsby
Name: J. Larry Sorsby
Title: Executive Vice-President and Chief Financial Officer

HOVNANIAN ENTERPRISES, INC., as the Company and a Guarantor

		By:	/s/ J. Larry Sorsby
Name: J. Larry Sorsby
Title: Executive Vice-President and Chief Financial Officer

On behalf of each entity named in Schedule A hereto, as a Guarantor

		By:	/s/ J. Larry Sorsby
Name: J. Larry Sorsby
Title: Authorized Officer

WACHOVIA BANK, NATIONAL ASSOCIATION, as Senior Trustee

By:	/s/ Stephanie Roche
Name: Stephanie Roche
Title: Vice President

[signature page to the Indenture]

SCHEDULE A

Guarantors

ALL SEASONS, INC.
ARROW PROPERTIES, INC.
CONDOMINIUM COMMUNITY (BOWIE NEW TOWN), INC.
CONDOMINIUM COMMUNITY (LARGO TOWN), INC.
CONDOMINIUM COMMUNITY (PARK PLACE), INC.
CONDOMINIUM COMMUNITY (QUAIL RUN), INC.
CONDOMINIUM COMMUNITY (TRUMAN DRIVE), INC.
CONSULTANTS CORPORATION
DESIGNED CONTRACTS, INC.
EDISON CONTRACT SERVICES, L.L.C.

EXC, INC.
FORTIS HOMES, INC.
HOUSING-HOME SALES, INC.
HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.

K. HOV INTERNATIONAL, INC.
K. HOV IP, II, INC.
K. HOV IP, INC.
K. HOVNANIAN ACQUISITIONS, INC.

K. HOVNANIAN AT ALISO, L.L.C.
K. HOVNANIAN AT ASHBURN VILLAGE, INC.
K. HOVNANIAN AT BALLANTRAE ESTATES, INC.
K. HOVNANIAN AT BARRINGTON, INC.

K. HOVNANIAN AT BELLA LAGO, L.L.C.
K. HOVNANIAN AT BELMONT, INC.
K. HOVNANIAN AT BERNARDS IV, INC.
K. HOVNANIAN AT BRANCHBURG III, INC.
K. HOVNANIAN AT BRIDGEPORT, INC.
K. HOVNANIAN AT BRIDGEWATER VI, INC.

K. HOVNANIAN AT BRIDLEWOOD, L.L.C.
K. HOVNANIAN AT BULL RUN, INC.
K. HOVNANIAN AT BURLINGTON III, INC.
K. HOVNANIAN AT BURLINGTON, INC.
K. HOVNANIAN AT CALABRIA, INC.

K. HOVNANIAN AT CAPISTRANO, L.L.C.
K. HOVNANIAN AT CAMERON CHASE, INC.
K. HOVNANIAN AT CARMEL DEL MAR, INC.
K. HOVNANIAN AT CASTILE, INC.
K. HOVNANIAN AT CEDAR GROVE I, INC.
K. HOVNANIAN AT CEDAR GROVE II, INC.

K. HOVNANIAN AT CEDAR GROVE IV, L.L.C.
K. HOVNANIAN AT CHAPARRAL, INC.

K. HOVNANIAN AT CHESTERFIELD, L.L.C.

A-1

K. HOVNANIAN AT CITY IN THE HILLS, L.L.C.
K. HOVNANIAN AT CLARKSTOWN, INC.
K. HOVNANIAN AT CRESTLINE, INC.

K. HOVNANIAN AT DEPTFORD TOWNSHIP, L.L.C.
K. HOVNANIAN AT DOMINGUEZ HILLS, INC.
K. HOVNANIAN AT DOMINION RIDGE, INC.
K. HOVNANIAN AT EAST BRUNSWICK VI, INC.
K. HOVNANIAN AT EAST WHITELAND I, INC.
K. HOVNANIAN AT EXETER HILLS, INC.
K. HOVNANIAN AT FAIR LAKES GLEN, INC.
K. HOVNANIAN AT FAIR LAKES, INC.

K. HOVNANIAN AT FLORENCE I, L.L.C.

K. HOVNANIAN AT FLORENCE II, L.L.C.

K. HOVNANIAN AT FRANKLIN, L.L.C.
K. HOVNANIAN AT FREEHOLD TOWNSHIP I, INC.

K. HOVNANIAN AT GASLAMP SQUARE, L.L.C.
K. HOVNANIAN AT HACKETTSTOWN, INC.
K. HOVNANIAN AT HAMPTON OAKS, INC.

K. HOVNANIAN AT HAWTHORNE, L.L.C.
K. HOVNANIAN AT HERSHEY’S MILL, INC.
K. HOVNANIAN AT HIGHLAND VINEYARDS, INC.

K. HOVNANIAN AT HIGHWATER, L.L.C.
K. HOVNANIAN AT HOLLY CREST, INC.
K. HOVNANIAN AT HOPEWELL IV, INC.
K. HOVNANIAN AT HOPEWELL VI, INC.
K. HOVNANIAN AT HOWELL TOWNSHIP, INC.

K. HOVNANIAN AT HUDSON POINT, L.L.C.
K. HOVNANIAN AT HUNTER ESTATES, INC.
K. HOVNANIAN AT KINGS GRANT I, INC.
K. HOVNANIAN AT KLOCKNER FARMS, INC.
K. HOVNANIAN AT LA TERRAZA, INC.
K. HOVNANIAN AT LA TROVATA, INC.
K. HOVNANIAN AT LAKEWOOD, INC.
K. HOVNANIAN AT LOWER SAUCON II, INC.
K. HOVNANIAN AT LOWER SAUCON, INC.
K. HOVNANIAN AT MAHWAH II, INC.
K. HOVNANIAN AT MAHWAH V, INC.
K. HOVNANIAN AT MAHWAH VI, INC.
K. HOVNANIAN AT MAHWAH VII, INC.
K. HOVNANIAN AT MANALAPAN, INC.
K. HOVNANIAN AT MARLBORO II, INC.
K. HOVNANIAN AT MARLBORO TOWNSHIP IV, INC.
K. HOVNANIAN AT MARLBORO TOWNSHIP III, INC.

K. HOVNANIAN AT MARLBORO TOWNSHIP IX, L.L.C.

A-2

K. HOVNANIAN AT MENIFEE VALLY, L.L.C.

K. HOVNANIAN AT MENIFEE VALLEY CONDOMINIUMS, L.L.C.
K. HOVNANIAN OF METRO DC SOUTH, INC.

K. HOVNANIAN AT MILLVILLE I, L.L.C.
K. HOVNANIAN AT MONROE II, INC.
K. HOVNANIAN AT MONTCLAIR NJ, INC.
K. HOVNANIAN AT MONTCLAIR, INC.
K. HOVNANIAN AT MONTGOMERY I, INC.

K. HOVNANIAN AT MONTVALE, L.L.C.

K. HOVNANIAN AT NORTH BERGEN II, L.L.C.

K. HOVNANIAN AT NORTH CALDWELL II, L.L.C.
K. HOVNANIAN AT NORTHERN WESTCHESTER, INC.
K. HOVNANIAN AT NORTHLAKE, INC.
K. HOVNANIAN AT OCEAN TOWNSHIP, INC.
K. HOVNANIAN AT OCEAN WALK, INC.
K. HOVNANIAN AT P.C. PROPERTIES, INC.
K. HOVNANIAN AT PARK RIDGE, INC.
K. HOVNANIAN AT PERKIOMEN I, INC.
K. HOVNANIAN AT PERKIOMEN II, INC.

K. HOVNANIAN AT PITTSGROVE, L.L.C.
K. HOVNANIAN AT PLAINSBORO III, INC.
K. HOVNANIAN AT PRINCETON, INC.
K. HOVNANIAN AT RANCHO CHRISTIANITOS, INC.
K. HOVNANIAN AT RESERVOIR RIDGE, INC.
K. HOVNANIAN AT RIVER OAKS, INC.
K. HOVNANIAN AT SAN SEVAINE, INC.
K. HOVNANIAN AT SARATOGA, INC.
K. HOVNANIAN AT SCOTCH PLAINS II, INC.
K. HOVNANIAN AT SCOTCH PLAINS, INC.

K. HOVNANIAN AT SCOTCH PLAINS, L.L.C.
K. HOVNANIAN AT SMITHVILLE, INC.
K. HOVNANIAN AT SOUTH BRUNSWICK III, INC.
K. HOVNANIAN AT SOUTH BRUNSWICK V, INC.
K. HOVNANIAN AT STONE CANYON, INC.
K. HOVNANIAN AT STONY POINT, INC.
K. HOVNANIAN AT STUART ROAD, INC.
K. HOVNANIAN AT SULLY STATION, INC.
K. HOVNANIAN AT SUMMERWOOD, INC.
K. HOVNANIAN AT SYCAMORE, INC.
K. HOVNANIAN AT TANNERY HILL, INC.

K. HOVNANIAN AT TEANECK, L.L.C.
K. HOVNANIAN AT THE BLUFF, INC.
K. HOVNANIAN AT THE CEDARS, INC.

K. HOVNANIAN AT THE CROSBY, L.L.C.

A-3

K. HOVNANIAN AT THE GLEN, INC.

K. HOVNANIAN AT THE PRESERVE, L.L.C.
K. HOVNANIAN AT THORNBURY, INC.
K. HOVNANIAN AT TIERRASANTA, INC.
K. HOVNANIAN AT TUXEDO, INC.
K. HOVNANIAN AT UNION TOWNSHIP I, INC.
K. HOVNANIAN AT UPPER MAKEFIELD I, INC.
K. HOVNANIAN AT VAIL RANCH, INC.
K. HOVNANIAN AT WALL TOWNSHIP VI, INC.
K. HOVNANIAN AT WALL TOWNSHIP VIII, INC.
K. HOVNANIAN AT WASHINGTONVILLE, INC.
K. HOVNANIAN AT WAYNE III, INC.
K. HOVNANIAN AT WAYNE V, INC.
K. HOVNANIAN AT WILDROSE, INC.
K. HOVNANIAN AT WOODMONT, INC.

K. HOVNANIAN AT WOOLWICH I, L.L.C.

K. HOVNANIAN AT YONKERS I, L.L.C.

K. HOVNANIAN AT YONKERS II, L.L.C.
K. HOVNANIAN COMPANIES NORTHEAST, INC.
K. HOVNANIAN COMPANIES OF CALIFORNIA, INC.
K. HOVNANIAN COMPANIES OF MARYLAND, INC.
K. HOVNANIAN COMPANIES OF METRO WASHINGTON, INC.
K. HOVNANIAN COMPANIES OF NEW YORK, INC.
K. HOVNANIAN COMPANIES OF NORTH CAROLINA, INC.
K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.
K. HOVNANIAN COMPANIES OF SOUTHERN CALIFORNIA, INC.
K. HOVNANIAN CONSTRUCTION MANAGEMENT, INC.
K. HOVNANIAN DEVELOPMENTS OF ARIZONA, INC.
K. HOVNANIAN DEVELOPMENTS OF CALIFORNIA, INC.
K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.
K. HOVNANIAN DEVELOPMENTS OF METRO WASHINGTON, INC.
K. HOVNANIAN DEVELOPMENTS OF MICHIGAN, INC.
K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY II, INC.
K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.
K. HOVNANIAN DEVELOPMENTS OF NEW YORK, INC.
K. HOVNANIAN DEVELOPMENTS OF OHIO, INC.
K. HOVNANIAN DEVELOPMENTS OF PENNSYLVANIA, INC.
K. HOVNANIAN DEVELOPMENTS OF SOUTH CAROLINA, INC.
K. HOVNANIAN DEVELOPMENTS OF TEXAS, INC.
K. HOVNANIAN DEVELOPMENTS OF WEST VIRGINIA, INC.
K. HOVNANIAN EQUITIES, INC.
K. HOVNANIAN FORECAST HOMES, INC.
K. HOVNANIAN’S FOUR SEASONS AT ASHBURN VILAGE, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT BAKERSFIELD, L.L.C.

A-4

K. HOVNANIAN’S FOUR SEASONS AT DULLES DISCOVERY CONDOMINIUM, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT DULLES DISCOVERY, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT KENT ISLAND CONDOMINIUMS, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT KENT ISLAND, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT MENIFEE VALLEY, L.L.C.

K. HOVNANIAN HOMES AT FAIRWOOD, L.L.C.

K. HOVNANIAN HOMES OF D.C., L.L.C.

K. HOVNANIAN HOMES OF DELAWARE, L.L.C.

K. HOVNANIAN HOMES OF MINNESOTA, L.L.C.

K. HOVNANIAN HOMES OF PENNSYLVANIA, L.L.C.

K. HOVNANIAN INVESTMENT PROPERTIES OF NEW JERSEY, INC.

K. HOVNANIAN MARINE, INC.

K. HOVNANIAN PA REAL ESTATE, INC.

K. HOVNANIAN PORT IMPERIAL URBAN RENEWAL, INC.

K. HOVNANIAN PROPERTIES OF NEWARK URBAN RENEWAL CORPORATION, INC.

K. HOVNANIAN PROPERTIES OF NORTH BRUNSWICK V, INC.

K. HOVNANIAN PROPERTIES OF PISCATAWAY, INC.

K. HOVNANIAN PROPERTIES OF RED BANK, INC.

K. HOVNANIAN PROPERTIES OF WALL, INC.

KHC ACQUISITION, INC.

LANDARAMA, INC.

M&M AT LONG BRANCH, INC.

MATZEL & MUMFORD OF DELAWARE, INC.

MATZEL & MUMFORD AT EGG HARBOR, L.L.C.

MCNJ, INC.

PINE BROOK COMPANY, INC.

QUE CORPORATION

REFLECTIONS OF YOU INTERIORS, INC.

SEABROOK ACCUMULATION CORPORATION

STONEBROOK HOMES, INC.

THE MATZEL & MUMFORD ORGANIZATION, INC.

THE NEW FORTIS CORPORATION

THE SOUTHAMPTON CORPORATION

WASHINGTON HOMES AT CAMERON STATION, L.L.C.

WASHINGTON HOMES AT RUSSETT, L.L.C.

WASHINGTON HOMES OF WEST VIRGINIA, INC.

WASHINGTON HOMES, INC.

WASHINGTON HOMES, INC. OF VIRGINIA

WESTMINSTER HOMES (CHARLOTTE), INC.

WESTMINSTER HOMES OF TENNESSEE, INC.

WESTMINSTER HOMES, INC.

A-5

WH LAND I, INC
WH LAND II, INC.
WH PROPERTIES, INC.
ARBOR WEST, L.L.C.
DULLES COPPERMINE, L.L.C.
K. HOVNANIAN AT 4S, L.L.C.

K. HOVNANIAN AT ACQUA VISTA, L.L.C.
K. HOVNANIAN AT ARBOR HEIGHTS, LLC
K. HOVNANIAN AT ASHBURN VILLAGE, L.L.C.
K. HOVNANIAN AT BARNEGAT I, L.L.C.
K. HOVNANIAN AT BERKELEY, L.L.C.
K. HOVNANIAN AT BERNARDS V, L.L.C.
K. HOVNANIAN AT BLOOMS CROSSING, L.L.C.
K. HOVNANIAN AT BLUE HERON PINES, L.L.C.
K. HOVNANIAN AT BRENBROOKE, L.L.C.
K. HOVNANIAN AT BRIDGEWATER I, L.L.C.
K. HOVNANIAN AT CAMDEN I, L.L.C.
K. HOVNANIAN AT CARMEL VILLAGE, L.L.C.
K. HOVNANIAN AT CEDAR GROVE III, L.L.C.
K. HOVNANIAN AT CHESTER I, L.L.C.
K. HOVNANIAN AT CLIFTON, L.L.C.
K. HOVNANIAN AT CLIFTON II, L.L.C.
K. HOVNANIAN AT CORTEZ HILL, L.L.C.
K. HOVNANIAN AT CRANBURY, L.L.C.
K. HOVNANIAN AT CURRIES WOODS, L.L.C.
K. HOVNANIAN AT DENVILLE, L.L.C.
K. HOVNANIAN AT EASTLAKE, L.L.C.
K. HOVNANIAN AT EDGEWATER, L.L.C.
K. HOVNANIAN AT EDGEWATER II, L.L.C.
K. HOVNANIAN AT EGG HARBOR TOWNSHIP, L.L.C.
K. HOVNANIAN AT ENCINITAS RANCH, L.L.C.
K. HOVNANIAN AT FOREST MEADOWS, L.L.C.
K. HOVNANIAN AT FREEHOLD TOWNSHIP, L.L.C.
K. HOVNANIAN AT GREAT NOTCH, L.L.C.
K. HOVNANIAN AT GUTTENBERG, L.L.C.
K. HOVNANIAN AT HACKETTSTOWN II, L.L.C.
K. HOVNANIAN AT HAMBURG, L.L.C.
K. HOVNANIAN AT HAMBURG CONTRACTORS, L.L.C.
K. HOVNANIAN AT JACKSON I, L.L.C.
K. HOVNANIAN AT JACKSON, L.L.C.
K. HOVNANIAN AT JERSEY CITY IV, L.L.C.
K. HOVNANIAN AT JERSEY CITY V URBAN RENEWAL CO., L.L.C.
K. HOVNANIAN AT KINCAID, L.L.C.
K. HOVNANIAN AT KING FARM, L.L.C.

A-6

K. HOVNANIAN AT LA COSTA, L.L.C.
K. HOVNANIAN AT LA HABRA KNOLLS, L.L.C.
K. HOVNANIAN AT LAFAYETTE ESTATES, L.L.C.
K. HOVNANIAN AT LAKE RIDGE CROSSING, L.L.C.
K. HOVNANIAN AT LAKE TERRAPIN, L.L.C.
K. HOVNANIAN AT LAWRENCE V, L.L.C.
K. HOVNANIAN AT LINWOOD, L.L.C.
K. HOVNANIAN AT LITTLE EGG HARBOR, L.L.C.
K. HOVNANIAN AT LITTLE EGG HARBOR CONTRACTORS, L.L.C.
K. HOVNANIAN AT LONG BRANCH I, L.L.C.
K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP I, L.L.C.
K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP II, L.L.C.
K. HOVNANIAN AT LOWER MAKEFIELD TOWNSHIP I, L.L.C.
K. HOVNANIAN AT LOWER MORELAND I, L.L.C.
K. HOVNANIAN AT LOWER MORELAND II, L.L.C.
K. HOVNANIAN AT MANALAPAN II, L.L.C.
K. HOVNANIAN AT MANSFIELD I, LLC
K. HOVNANIAN AT MANSFIELD II, LLC
K. HOVNANIAN AT MANSFIELD III, L.L.C.
K. HOVNANIAN AT MARLBORO TOWNSHIP V, L.L.C.
K. HOVNANIAN AT MARLBORO VI, L.L.C.
K. HOVNANIAN AT MARLBORO VII, L.L.C.
K. HOVNANIAN AT MIDDLE TOWNSHIP, L.L.C.
K. HOVNANIAN AT MIDDLETOWN II, L.L.C.
K. HOVNANIAN AT MIDDLETOWN, L.L.C.
K. HOVNANIAN AT MONROE III, L.L.C.
K. HOVNANIAN AT MOSAIC, L.L.C.
K. HOVNANIAN AT MT. OLIVE TOWNSHIP, L.L.C.
K. HOVNANIAN AT NORTH BERGEN, L.L.C.
K. HOVNANIAN AT NORTH BRUNSWICK VI, L.L.C.
K. HOVNANIAN AT NORTH CALDWELL, L.L.C.
K. HOVNANIAN AT NORTH HALEDON, L.L.C.
K. HOVNANIAN AT NORTH WILDWOOD, L.L.C.
K. HOVNANIAN AT NORTHAMPTON, L.L.C.
K. HOVNANIAN AT NORTHFIELD, L.L.C.
K. HOVNANIAN AT OLD BRIDGE, L.L.C.
K. HOVNANIAN AT OLDE ORCHARD, L.L.C.
K. HOVNANIAN AT PACIFIC BLUFFS, L.L.C.
K. HOVNANIAN AT PARAMUS, L.L.C.
K. HOVNANIAN AT PARK LANE, L.L.C.
K. HOVNANIAN AT RANCHO SANTA MARGARITA, L.L.C.
K. HOVNANIAN AT RANDOLPH I, L.L.C.
K. HOVNANIAN AT READINGTON II, L.L.C.
K. HOVNANIAN AT RIVERBEND II, L.L.C.

A-7

K. HOVNANIAN AT RIVERBEND, L.L.C.

K. HOVNANIAN AT RODERUCK. L.L.C.
K. HOVNANIAN AT ROWLAND HEIGHTS, L.L.C.
K. HOVNANIAN AT SAYREVILLE, L.L.C.
K. HOVNANIAN AT SMITHVILLE III, L.L.C.
K. HOVNANIAN AT SOMERS POINT, L.L.C.
K. HOVNANIAN AT SOUTH AMBOY, L.L.C.
K. HOVNANIAN AT SOUTH BANK, L.L.C.
K. HOVNANIAN AT SOUTH BRUNSWICK, L.L.C.
K. HOVNANIAN AT SPRING HILL ROAD, L.L.C.
K. HOVNANIAN AT SUNSETS, L.L.C.
K. HOVNANIAN AT THE GABLES, L.L.C.
K. HOVNANIAN AT TRAIL RIDGE, L.L.C.

K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP I, INC.
K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP II, L.L.C.
K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP III, L.L.C.
K. HOVNANIAN AT UPPER UWCHLAN, L.L.C.
K. HOVNANIAN AT UPPER UWCHLAN II, L.L.C.
K. HOVNANIAN AT WANAQUE, L.L.C.
K. HOVNANIAN AT WASHINGTON, L.L.C.
K. HOVNANIAN AT WAYNE VIII, L.L.C.
K. HOVNANIAN AT WAYNE IX, L.L.C.
K. HOVNANIAN AT WEST MILFORD, L.L.C.
K. HOVNANIAN AT WEST WINDSOR, L.L.C.
K. HOVNANIAN AT WILLOW BROOK, L.L.C.
K. HOVNANIAN AT WINCHESTER, L.L.C.
K. HOVNANIAN AT WOODHILL ESTATES, L.L.C.
K. HOVNANIAN CENTRAL ACQUISITIONS, L.L.C.
K. HOVNANIAN COMPANIES OF METRO D.C. NORTH, L.L.C.
K. HOVNANIAN COMPANIES, LLC
K. HOVNANIAN CONSTRUCTION II, INC.
K. HOVNANIAN CONSTRUCTION III, INC.

K. HOVNANIAN DEVELOPMENTS OF D.C., INC.

K. HOVNANIAN DEVELOPMENTS OF DELAWARE, INC.

K. HOVNANIAN DEVELOPMENTS OF MINNESOTA, INC.
K. HOVNANIAN EASTERN PENNSYLVANIA, L.L.C.

K. HOVNANIAN ENTERPRISES, INC.
K. HOVNANIAN FOUR SEASONS AT GOLD HILL, L.L.C.
K. HOVNANIAN FOUR SEASONS AT HISTORIC VIRGINIA, L.L.C.
K. HOVNANIAN GREAT WESTERN BUILDING COMPANY, L.L.C.
K. HOVNANIAN GREAT WESTERN HOMES, L.L.C.
K. HOVNANIAN HOLDINGS NJ, L.L.C.
K. HOVNANIAN INVESTMENTS, L.L.C.
K. HOVNANIAN NORTH CENTRAL ACQUISITIONS, L.L.C.

A-8

K. HOVNANIAN NORTH JERSEY ACQUISITIONS, L.L.C.
K. HOVNANIAN NORTHEAST SERVICES, L.L.C.
K. HOVNANIAN OHIO REALTY, L.L.C.
K. HOVNANIAN PENNSYLVANIA ACQUISITIONS, L.L.C.
K. HOVNANIAN SHORE ACQUISITIONS, L.L.C.
K. HOVNANIAN SOUTH JERSEY ACQUISITION, L.L.C.
K. HOVNANIAN SOUTHERN NEW JERSEY, L.L.C.
K. HOVNANIAN SUMMIT HOLDINGS, L.L.C.
K. HOVNANIAN SUMMIT HOMES, L.L.C.
K. HOVNANIAN SUMMIT HOMES OF MICHIGAN, L.L.C.
K. HOVNANIAN SUMMIT HOMES OF PENNSYLVANIA, L.L.C.
K. HOVNANIAN SUMMIT HOMES OF WEST VIRGINIA, L.L.C.
K. HOVNANIAN WINDWARD HOMES, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT HEMET, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT PALM SPRINGS, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT VINT HILL, L.L.C.
K. HOVNANIAN’S FOUR SEASONS, L.L.C.
K. HOVNANIAN’S PRIVATE HOME PORTFOLIO, L.L.C.
KHIP, LLC
KINGS COURT AT MONTGOMERY, L.L.C.
M&M AT APPLE RIDGE, L.L.C.
M&M AT BROOKHILL, L.L.C.
M&M AT CHESTERFIELD, L.L.C.
M&M AT EAST MILL, L.L.C.
M&M AT HERITAGE WOODS, L.L.C.
M&M AT KENSINGTON WOODS, L.L.C.
M&M AT MORRISTOWN, L.L.C.
M & M AT ROBERT MORRIS, L.L.C.
M&M AT SHERIDAN, L.L.C.
M & M AT SOUTH BOUND BROOK, L.L.C.
M&M AT SPARTA, L.L.C.
M&M AT SPINNAKER POINTE, L.L.C.
M&M AT SPRUCE HOLLOW, L.L.C.
M&M AT SPRUCE MEADOWS, L.L.C.
M&M AT SPRUCE RUN, L.L.C.
M&M AT THE HIGHLANDS, L.L.C.
M&M AT WEST ORANGE, L.L.C.

M&M AT WHEATENA URBAN RENEWAL, L.L.C.
MATZEL & MUMFORD AT CRANBURY KNOLL, L.L.C.
MATZEL & MUMFORD AT FREEHOLD, L.L.C.
MATZEL & MUMFORD AT HERITAGE LANDING, L.L.C.
MATZEL & MUMFORD AT MONTGOMERY, L.L.C.
MATZEL & MUMFORD AT PHILLIPSBURG, L.L.C.
MATZEL & MUMFORD AT SOUTH BRUNSWICK, L.L.C.

A-9

MATZEL & MUMFORD AT WOODLAND CREST, L.L.C.
MMIP, L.L.C.
PADDOCKS, L.L.C.
RIDGEMORE UTILITY, L.L.C.
THE LANDINGS AT SPINNAKER POINTE, L.L.C.
WASHINGTON HOMES AT COLUMBIA TOWN CENTER, L.L.C.
WASHINGTON HOMES AT CAMP SPRINGS, L.L.C.
WASHINGTON HOMES AT FOREST RUN, L.L.C.
WASHINGTON HOMES AT LAUREL HIGHLANDS, L.L.C.
WASHINGTON HOMES AT RENAISSANCE PLAZA, L.L.C.
WASHINGTON HOMES OF MARYLAND I, L.L.C.
WESTMINSTER HOMES OF ALABAMA, L.L.C.
WESTMINSTER HOMES OF MISSISSIPPI, L.L.C.
WESTMINSTER HOMES OF SOUTH CAROLINA, L.L.C.
WOODLAND LAKES CONDOS AT BOWIE NEWTOWN, LLC
GOODMAN FAMILY OF BUILDERS, L.P.
K. HOVNANIAN OF HOUSTON II, L.P.
K. HOVNANIAN OF HOUSTON, L.P.
M & M INVESTMENTS, L.P.
WASHABAMA, L.P.

A-10

EXHIBIT A

[FACE OF NOTE]

K. HOVNANIAN ENTERPRISES, INC.

6 1/4 % Senior Notes Due 2015

CUSIP No.:
No.	$

K. Hovnanian Enterprises, Inc., a California corporation (the “Issuer,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to                                           , or its registered assigns, the principal sum of                             DOLLARS ($              ), [or such other amount as is provided in a schedule attached hereto](1), on January 15, 2015.

Interest Rate:  6 1/4 % per annum.

Interest Payment Dates:  January 15 and July 15, commencing January 15, 2005.

Record Dates:  January 1 and July 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

(1)           For Global Notes

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated:	K. HOVNANIAN ENTERPRISES, INC.

By:
Name:
Title:

[Form of] Senior Trustee’s Certificate of Authentication

This is one of the 6 1/4% Senior Notes Due 2015 described in the Indenture referred to in this Note.

WACHOVIA BANK, NATIONAL ASSOCIATION, as Senior Trustee

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

K. HOVNANIAN ENTERPRISES, INC.

6 1/4% Senior Notes Due 2015

Capitalized terms used herein are used as defined in the Indenture referred to below unless otherwise indicated.

1.             Principal and Interest.

K. Hovnanian Enterprises, Inc. (the “Issuer,” which term includes any successor under the Indenture hereinafter referred to), a California corporation, promises to pay the principal of this Note on January 15, 2015.

The Issuer promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 6 1/4% per annum.

Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the January 1 or July 1 immediately preceding the interest payment date) on each interest payment date, commencing January 15, 2005.

[The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated November 30, 2004, among the Issuer, the Guarantors party thereto and the Initial Purchasers named therein (the “Registration Rights Agreement”). In the event of a Registration Default (as defined in the Registration Rights Agreement), the Holder shall be entitled to Additional Interest as specified in the Registration Rights Agreement until the Registration Default is cured.](2)

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or the Note surrendered in exchange for this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from November 30, 2004.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) For Initial Notes and Initial Additional Notes only.

2.             Paying Agent and Registrar.

Initially, Wachovia Bank, National Association (the “Senior Trustee”) will act as Paying Agent and Registrar.  The Issuer may change or appoint any Paying Agent, Registrar or co-Registrar without notice to any Holder.  The Issuer or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

3.             Indenture; Guarantees.

This is one of the Notes issued under an Indenture dated as of November 30, 2004 (as amended from time to time, the “Indenture”), among the Issuer, the Guarantors party thereto and the Senior Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsecured obligations of the Issuer.  The Indenture limits the original aggregate principal amount of the Notes issued thereunder to $200,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class.  This Note is guaranteed by the Guarantors as set forth in the Indenture and the Guarantee endorsed hereon.

Reference is hereby made to the Indenture for a statement of the respective rights, duties and obligations thereunder of the Guarantors, the Senior Trustee and the Holders.

4.             Optional Redemption.

The Notes will be redeemable, in whole, at any time, or in part, from time to time, at the option of the Issuer upon not less than 30 nor more than 60 days’ notice at a redemption price equal to the sum of:

(a)           100% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date; plus

(b)           the Make-Whole Amount.

The Senior Trustee shall have no responsibility in connection with the calculation of such redemption price.

“Make-Whole Amount” means, in connection with any optional redemption of any Note, the excess, if any, of:  (a) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the redemption date) that would have been payable in respect of such dollar if such prepayment had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Treasury Rate (determined on the Business Day preceding the date of such redemption) plus 0.50%, from the respective dates on which such principal and interest would have been payable if such payment had not been made; over (b) the principal amount of the Note being redeemed.

“Treasury Rate” means, in connection with the calculation of any Make-Whole Amount with respect to any Note, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity, as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data), equal to the then remaining maturity of the Note being prepaid.  If no maturity exactly corresponds to such maturity, yields for the published maturities occurring prior to and after such maturity most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month.

If less than all of the Notes are to be redeemed at any time, the Senior Trustee will select Notes for redemption on a pro rata basis, by lot or by such other method as the Senior Trustee in its sole discretion shall deem appropriate and fair.

No Notes of $1,000 in original principal amount or less shall be redeemed in part.  Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed.  A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note.  Notes called for redemption become due on the date fixed for redemption.  On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

5.             Mandatory Redemption.

There is no sinking fund for, or mandatory redemption of, the Notes.

6.             Discharge and Defeasance.

If the Issuer deposits with the Senior Trustee money and/or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, interest and Additional Interest, if any, and accrued interest on the Notes to redemption or maturity, as the case may be, the Issuer, the Company and the Guarantors may in certain circumstances be discharged from the Indenture, the Notes and the Guarantees or may be discharged from certain of their obligations under certain provisions of the Indenture.

7.             Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form only without coupons in denominations of $1,000 principal amount and any multiple of $1,000 in excess thereof.  A Holder may register the transfer or exchange of Notes in accordance with the Indenture.  The Senior Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  Pursuant to the Indenture, there are certain periods during which the Senior Trustee will not be required to issue, register the transfer of, or exchange any Note or certain portions of a Note.

8.             Persons Deemed Owners.

The registered Holder of this Note shall be treated as the owner of it for all purposes.

9.             Defaults and Remedies.

If an Event of Default occurs and is continuing, the Senior Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately.  If a bankruptcy or insolvency default with respect to the Issuer or the Company occurs and is continuing, the Notes automatically become immediately due and payable.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Senior Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Senior Trustee in its exercise of remedies.

10.           Amendment, Supplement and Waiver.

Subject to certain exceptions, the Indenture, the Notes and the Guarantees may be amended or supplemented, or future compliance therewith may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes.  Without notice to or the consent of any Holder, the Issuer, the

Company, the Guarantors and the Senior Trustee may amend or supplement the Indenture, the Notes or the Guarantees to, among other things, cure any ambiguity, defect or inconsistency or if such amendment or supplement does not adversely affect the legal rights of any Holder.

11.           Senior Trustee Dealings With Issuer.

The Senior Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its affiliates, with the same rights as if it were not Senior Trustee; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict, apply to the Commission for permission to continue or resign.

12.           No Recourse Against Others.

An incorporator, and any past, present or future director, officer, partner, employee or stockholder, as such, of the Issuer, the Company or the Guarantors shall not have any liability for any obligations of the Issuer, the Company or the Guarantors under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

13.           Governing Law.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

14.           CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Senior Trustee may use CUSIP numbers in notices as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

15.           Authentication.

This Note is not valid until the Senior Trustee (or Authenticating Agent) manually signs the certificate of authentication on the other side of this Note.

16.           Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Issuer will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Social Security or Taxpayer Identification No.

Please print or typewrite name and address, including zip code, of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer this Note on the books of the Issuer with full power of substitution in the premises.

Dated:	Signed:
(sign exactly as name appears on the other side of this Note)

Signature Guarantee(3):

(3) Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL
CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to the date which is the date following the second anniversary of the original issuance of this Note, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising in connection with the transfer and further as follows:

Check One

☐            (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended, and certification in the form of Exhibit F to the Indenture is being furnished herewith.

☐            (2) This Note is being transferred to a non-”U.S. Person,” as defined in Rule 902 of Regulation S under the Securities Act in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

or

☐            (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished herewith which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Senior Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Dated:

Transferor

Signed:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:(4)

By:
(To be executed by an executive officer)

(4) Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.12 of the Indenture, check the box:  ☐

If you wish to have a portion of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.12 of the Indenture, state the amount (in original principal amount) below:

$                     .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:(5)

(5) Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Senior Trustee, which requirements include membership or participation in the Note Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Senior Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL NOTES(6)

The following exchanges of a part of this Global Note for Certificated Notes or an interest in another Global Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Senior Trustee

(6) For Global Notes

[FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

GUARANTEE

The undersigned (the “Guarantors”) have unconditionally guaranteed, jointly and severally (such guarantee by each Guarantor being referred to herein as the “Guarantee”) (i) the due and punctual payment of the principal of and interest and Additional Interest, if any, on the Issuer’s 6 1/4% Senior Notes due 2015 (the “Notes”), whether at maturity or on an interest payment date, by acceleration or otherwise, on the Notes, to the extent lawful, and of all other obligations of the Issuer to the Holders or the Senior Trustee all in accordance with the terms set forth in Article 6 of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

No past, present or future stockholder, officer, director, employee, partner or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee evidenced hereby by reason of such person’s status as stockholder, officer, director, employee, partner or incorporator. Each Holder of a Note by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantee.

Each Holder of a Note by accepting a Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

The Guarantee evidenced hereby shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Senior Trustee under the Indenture by the manual signature of one of its authorized officers.

This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

HOVNANIAN ENTERPRISES, INC.
ALL SEASONS, INC.
ARROW PROPERTIES, INC.
CONDOMINIUM COMMUNITY (BOWIE NEW TOWN), INC.
CONDOMINIUM COMMUNITY (LARGO TOWN), INC.
CONDOMINIUM COMMUNITY (PARK PLACE), INC.

CONDOMINIUM COMMUNITY (QUAIL RUN), INC.
CONDOMINIUM COMMUNITY (TRUMAN DRIVE), INC.
CONSULTANTS CORPORATION
DESIGNED CONTRACTS, INC.
EDISON CONTRACT SERVICES, L.L.C.
EXC, INC.
FORTIS HOMES, INC.
HOUSING-HOME SALES, INC.
HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.
K. HOV INTERNATIONAL, INC.
K. HOV IP, II, INC.
K. HOV IP, INC.
K. HOVNANIAN ACQUISITIONS, INC.
K. HOVNANIAN AT ALISO, L.L.C.
K. HOVNANIAN AT ASHBURN VILLAGE, INC.
K. HOVNANIAN AT BALLANTRAE ESTATES, INC.
K. HOVNANIAN AT BARRINGTON, INC.
K. HOVNANIAN AT BELLA LAGO, L.L.C.
K. HOVNANIAN AT BELMONT, INC.
K. HOVNANIAN AT BERNARDS IV, INC.
K. HOVNANIAN AT BRANCHBURG III, INC.
K. HOVNANIAN AT BRIDGEPORT, INC.
K. HOVNANIAN AT BRIDGEWATER VI, INC.
K. HOVNANIAN AT BRIDLEWOOD, L.L.C.
K. HOVNANIAN AT BULL RUN, INC.
K. HOVNANIAN AT BURLINGTON III, INC.
K. HOVNANIAN AT BURLINGTON, INC.
K. HOVNANIAN AT CALABRIA, INC.
K. HOVNANIAN AT CAPISTRANO, L.L.C.
K. HOVNANIAN AT CAMERON CHASE, INC.
K. HOVNANIAN AT CARMEL DEL MAR, INC.
K. HOVNANIAN AT CASTILE, INC.
K. HOVNANIAN AT CEDAR GROVE I, INC.
K. HOVNANIAN AT CEDAR GROVE II, INC.
K. HOVNANIAN AT CEDAR GROVE IV, L.L.C.
K. HOVNANIAN AT CHAPARRAL, INC.
K. HOVNANIAN AT CHESTERFIELD, L.L.C.
K. HOVNANIAN AT CITY IN THE HILLS, L.L.C.
K. HOVNANIAN AT CLARKSTOWN, INC.
K. HOVNANIAN AT CRESTLINE, INC.
K. HOVNANIAN AT DEPTFORD TOWNSHIP, L.L.C.
K. HOVNANIAN AT DOMINGUEZ HILLS, INC.
K. HOVNANIAN AT DOMINION RIDGE, INC.
K. HOVNANIAN AT EAST BRUNSWICK VI, INC.

K. HOVNANIAN AT EAST WHITELAND I, INC.
K. HOVNANIAN AT EXETER HILLS, INC.
K. HOVNANIAN AT FAIR LAKES GLEN, INC.
K. HOVNANIAN AT FAIR LAKES, INC.
K. HOVNANIAN AT FLORENCE I, L.L.C.
K. HOVNANIAN AT FLORENCE II, L.L.C.
K. HOVNANIAN AT FRANKLIN, L.L.C.
K. HOVNANIAN AT FREEHOLD TOWNSHIP I, INC.
K. HOVNANIAN AT GASLAMP SQUARE, L.L.C.
K. HOVNANIAN AT HACKETTSTOWN, INC.
K. HOVNANIAN AT HAMPTON OAKS, INC.
K. HOVNANIAN AT HAWTHORNE, L.L.C.
K. HOVNANIAN AT HERSHEY’S MILL, INC.
K. HOVNANIAN AT HIGHLAND VINEYARDS, INC.
K. HOVNANIAN AT HIGHWATER, L.L.C.
K. HOVNANIAN AT HOLLY CREST, INC.
K. HOVNANIAN AT HOPEWELL IV, INC.
K. HOVNANIAN AT HOPEWELL VI, INC.
K. HOVNANIAN AT HOWELL TOWNSHIP, INC.
K. HOVNANIAN AT HUDSON POINT, L.L.C.
K. HOVNANIAN AT HUNTER ESTATES, INC.
K. HOVNANIAN AT KINGS GRANT I, INC.
K. HOVNANIAN AT KLOCKNER FARMS, INC.
K. HOVNANIAN AT LA TERRAZA, INC.
K. HOVNANIAN AT LA TROVATA, INC.
K. HOVNANIAN AT LAKEWOOD, INC.
K. HOVNANIAN AT LOWER SAUCON II, INC.
K. HOVNANIAN AT LOWER SAUCON, INC.
K. HOVNANIAN AT MAHWAH II, INC.
K. HOVNANIAN AT MAHWAH V, INC.
K. HOVNANIAN AT MAHWAH VI, INC.
K. HOVNANIAN AT MAHWAH VII, INC.
K. HOVNANIAN AT MANALAPAN, INC.
K. HOVNANIAN AT MARLBORO II, INC.
K. HOVNANIAN AT MARLBORO TOWNSHIP IV, INC.
K. HOVNANIAN AT MARLBORO TOWNSHIP III, INC.
K. HOVNANIAN AT MARLBORO TOWNSHIP IX, L.L.C.
K. HOVNANIAN AT MENIFEE VALLY, L.L.C.
K. HOVNANIAN AT MENIFEE VALLEY CONDOMINIUMS, L.L.C.
K. HOVNANIAN OF METRO DC SOUTH, INC.
K. HOVNANIAN AT MILLVILLE I, L.L.C.
K. HOVNANIAN AT MONROE II, INC.
K. HOVNANIAN AT MONTCLAIR NJ, INC.

K. HOVNANIAN AT MONTCLAIR, INC.
K. HOVNANIAN AT MONTGOMERY I, INC.
K. HOVNANIAN AT MONTVALE, L.L.C.
K. HOVNANIAN AT NORTH BERGEN II, L.L.C.
K. HOVNANIAN AT NORTH CALDWELL II, L.L.C.
K. HOVNANIAN AT NORTHERN WESTCHESTER, INC.
K. HOVNANIAN AT NORTHLAKE, INC.
K. HOVNANIAN AT OCEAN TOWNSHIP, INC.
K. HOVNANIAN AT OCEAN WALK, INC.
K. HOVNANIAN AT P.C. PROPERTIES, INC.
K. HOVNANIAN AT PARK RIDGE, INC.
K. HOVNANIAN AT PERKIOMEN I, INC.
K. HOVNANIAN AT PERKIOMEN II, INC.
K. HOVNANIAN AT PITTSGROVE, L.L.C.
K. HOVNANIAN AT PLAINSBORO III, INC.
K. HOVNANIAN AT PRINCETON, INC.
K. HOVNANIAN AT RANCHO CHRISTIANITOS, INC.
K. HOVNANIAN AT RESERVOIR RIDGE, INC.
K. HOVNANIAN AT RIVER OAKS, INC.
K. HOVNANIAN AT SAN SEVAINE, INC.
K. HOVNANIAN AT SARATOGA, INC.
K. HOVNANIAN AT SCOTCH PLAINS II, INC.
K. HOVNANIAN AT SCOTCH PLAINS, INC.
K. HOVNANIAN AT SCOTCH PLAINS, L.L.C.
K. HOVNANIAN AT SMITHVILLE, INC.
K. HOVNANIAN AT SOUTH BRUNSWICK III, INC.
K. HOVNANIAN AT SOUTH BRUNSWICK V, INC.
K. HOVNANIAN AT STONE CANYON, INC.
K. HOVNANIAN AT STONY POINT, INC.
K. HOVNANIAN AT STUART ROAD, INC.
K. HOVNANIAN AT SULLY STATION, INC.
K. HOVNANIAN AT SUMMERWOOD, INC.
K. HOVNANIAN AT SYCAMORE, INC.
K. HOVNANIAN AT TANNERY HILL, INC.
K. HOVNANIAN AT TEANECK, L.L.C.
K. HOVNANIAN AT THE BLUFF, INC.
K. HOVNANIAN AT THE CEDARS, INC.
K. HOVNANIAN AT THE CROSBY, L.L.C.
K. HOVNANIAN AT THE GLEN, INC.
K. HOVNANIAN AT THE PRESERVE, L.L.C.
K. HOVNANIAN AT THORNBURY, INC.
K. HOVNANIAN AT TIERRASANTA, INC.
K. HOVNANIAN AT TUXEDO, INC.
K. HOVNANIAN AT UNION TOWNSHIP I, INC.

K. HOVNANIAN AT UPPER MAKEFIELD I, INC.
K. HOVNANIAN AT VAIL RANCH, INC.
K. HOVNANIAN AT WALL TOWNSHIP VI, INC.
K. HOVNANIAN AT WALL TOWNSHIP VIII, INC.
K. HOVNANIAN AT WASHINGTONVILLE, INC.
K. HOVNANIAN AT WAYNE III, INC.
K. HOVNANIAN AT WAYNE V, INC.
K. HOVNANIAN AT WILDROSE, INC.
K. HOVNANIAN AT WOODMONT, INC.
K. HOVNANIAN AT WOOLWICH I, L.L.C.
K. HOVNANIAN AT YONKERS I, L.L.C.
K. HOVNANIAN AT YONKERS II, L.L.C.
K. HOVNANIAN COMPANIES NORTHEAST, INC.
K. HOVNANIAN COMPANIES OF CALIFORNIA, INC.
K. HOVNANIAN COMPANIES OF MARYLAND, INC.
K. HOVNANIAN COMPANIES OF METRO WASHINGTON, INC.
K. HOVNANIAN COMPANIES OF NEW YORK, INC.
K. HOVNANIAN COMPANIES OF NORTH CAROLINA, INC.
K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.
K. HOVNANIAN COMPANIES OF SOUTHERN CALIFORNIA, INC.
K. HOVNANIAN CONSTRUCTION MANAGEMENT, INC.
K. HOVNANIAN DEVELOPMENTS OF ARIZONA, INC.
K. HOVNANIAN DEVELOPMENTS OF CALIFORNIA, INC.
K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.
K. HOVNANIAN DEVELOPMENTS OF METRO WASHINGTON, INC.
K. HOVNANIAN DEVELOPMENTS OF MICHIGAN, INC.
K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY II, INC.
K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.
K. HOVNANIAN DEVELOPMENTS OF NEW YORK, INC.
K. HOVNANIAN DEVELOPMENTS OF OHIO, INC.
K. HOVNANIAN DEVELOPMENTS OF PENNSYLVANIA, INC.
K. HOVNANIAN DEVELOPMENTS OF SOUTH CAROLINA, INC.
K. HOVNANIAN DEVELOPMENTS OF TEXAS, INC.
K. HOVNANIAN DEVELOPMENTS OF WEST VIRGINIA, INC.
K. HOVNANIAN EQUITIES, INC.
K. HOVNANIAN FORECAST HOMES, INC.
K. HOVNANIAN’S FOUR SEASONS AT ASHBURN VILAGE, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT BAKERSFIELD, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT DULLES DISCOVERY CONDOMINIUM, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT DULLES DISCOVERY, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT KENT ISLAND CONDOMINIUMS, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT KENT ISLAND, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT MENIFEE VALLEY, L.L.C.
K. HOVNANIAN HOMES AT FAIRWOOD, L.L.C.
K. HOVNANIAN HOMES OF D.C., L.L.C.
K. HOVNANIAN HOMES OF DELAWARE, L.L.C.
K. HOVNANIAN HOMES OF MINNESOTA, L.L.C.
K. HOVNANIAN HOMES OF PENNSYLVANIA, L.L.C.
K. HOVNANIAN INVESTMENT PROPERTIES OF NEW JERSEY, INC.
K. HOVNANIAN MARINE, INC.
K. HOVNANIAN PA REAL ESTATE, INC.
K. HOVNANIAN PORT IMPERIAL URBAN RENEWAL, INC.
K. HOVNANIAN PROPERTIES OF NEWARK URBAN RENEWAL
CORPORATION, INC.
K. HOVNANIAN PROPERTIES OF NORTH BRUNSWICK V, INC.
K. HOVNANIAN PROPERTIES OF PISCATAWAY, INC.
K. HOVNANIAN PROPERTIES OF RED BANK, INC.
K. HOVNANIAN PROPERTIES OF WALL, INC.
KHC ACQUISITION, INC.
LANDARAMA, INC.
M&M AT LONG BRANCH, INC.
MATZEL & MUMFORD OF DELAWARE, INC.
MATZEL & MUMFORD AT EGG HARBOR, L.L.C.
MCNJ, INC.
PINE BROOK COMPANY, INC.
QUE CORPORATION
REFLECTIONS OF YOU INTERIORS, INC.
SEABROOK ACCUMULATION CORPORATION
STONEBROOK HOMES, INC.
THE MATZEL & MUMFORD ORGANIZATION, INC.
THE NEW FORTIS CORPORATION
THE SOUTHAMPTON CORPORATION
WASHINGTON HOMES AT CAMERON STATION, L.L.C.
WASHINGTON HOMES AT RUSSETT, L.L.C.
WASHINGTON HOMES OF WEST VIRGINIA, INC.
WASHINGTON HOMES, INC.
WASHINGTON HOMES, INC. OF VIRGINIA
WESTMINSTER HOMES (CHARLOTTE), INC.
WESTMINSTER HOMES OF TENNESSEE, INC.
WESTMINSTER HOMES, INC.
WH LAND I, INC
WH LAND II, INC.
WH PROPERTIES, INC.
ARBOR WEST, L.L.C.
DULLES COPPERMINE, L.L.C.
K. HOVNANIAN AT 4S, L.L.C.

K. HOVNANIAN AT ACQUA VISTA, L.L.C.
K. HOVNANIAN AT ARBOR HEIGHTS, LLC
K. HOVNANIAN AT ASHBURN VILLAGE, L.L.C.
K. HOVNANIAN AT BARNEGAT I, L.L.C.
K. HOVNANIAN AT BERKELEY, L.L.C.
K. HOVNANIAN AT BERNARDS V, L.L.C.
K. HOVNANIAN AT BLOOMS CROSSING, L.L.C.
K. HOVNANIAN AT BLUE HERON PINES, L.L.C.
K. HOVNANIAN AT BRENBROOKE, L.L.C.
K. HOVNANIAN AT BRIDGEWATER I, L.L.C.
K. HOVNANIAN AT CAMDEN I, L.L.C.
K. HOVNANIAN AT CARMEL VILLAGE, L.L.C.
K. HOVNANIAN AT CEDAR GROVE III, L.L.C.
K. HOVNANIAN AT CHESTER I, L.L.C.
K. HOVNANIAN AT CLIFTON, L.L.C.
K. HOVNANIAN AT CLIFTON II, L.L.C.
K. HOVNANIAN AT CORTEZ HILL, L.L.C.
K. HOVNANIAN AT CRANBURY, L.L.C.
K. HOVNANIAN AT CURRIES WOODS, L.L.C.
K. HOVNANIAN AT DENVILLE, L.L.C.
K. HOVNANIAN AT EASTLAKE, L.L.C.
K. HOVNANIAN AT EDGEWATER, L.L.C.
K. HOVNANIAN AT EDGEWATER II, L.L.C.
K. HOVNANIAN AT EGG HARBOR TOWNSHIP, L.L.C.
K. HOVNANIAN AT ENCINITAS RANCH, L.L.C.
K. HOVNANIAN AT FOREST MEADOWS, L.L.C.
K. HOVNANIAN AT FREEHOLD TOWNSHIP, L.L.C.
K. HOVNANIAN AT GREAT NOTCH, L.L.C.
K. HOVNANIAN AT GUTTENBERG, L.L.C.
K. HOVNANIAN AT HACKETTSTOWN II, L.L.C.
K. HOVNANIAN AT HAMBURG, L.L.C.
K. HOVNANIAN AT HAMBURG CONTRACTORS, L.L.C.
K. HOVNANIAN AT JACKSON I, L.L.C.
K. HOVNANIAN AT JACKSON, L.L.C.
K. HOVNANIAN AT JERSEY CITY IV, L.L.C.
K. HOVNANIAN AT JERSEY CITY V URBAN RENEWAL CO., L.L.C.
K. HOVNANIAN AT KINCAID, L.L.C.
K. HOVNANIAN AT KING FARM, L.L.C.
K. HOVNANIAN AT LA COSTA, L.L.C.
K. HOVNANIAN AT LA HABRA KNOLLS, L.L.C.
K. HOVNANIAN AT LAFAYETTE ESTATES, L.L.C.
K. HOVNANIAN AT LAKE RIDGE CROSSING, L.L.C.
K. HOVNANIAN AT LAKE TERRAPIN, L.L.C.
K. HOVNANIAN AT LAWRENCE V, L.L.C.

K. HOVNANIAN AT LINWOOD, L.L.C.
K. HOVNANIAN AT LITTLE EGG HARBOR, L.L.C.
K. HOVNANIAN AT LITTLE EGG HARBOR CONTRACTORS, L.L.C.
K. HOVNANIAN AT LONG BRANCH I, L.L.C.
K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP I, L.L.C.
K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP II, L.L.C.
K. HOVNANIAN AT LOWER MAKEFIELD TOWNSHIP I, L.L.C.
K. HOVNANIAN AT LOWER MORELAND I, L.L.C.
K. HOVNANIAN AT LOWER MORELAND II, L.L.C.
K. HOVNANIAN AT MANALAPAN II, L.L.C.
K. HOVNANIAN AT MANSFIELD I, LLC
K. HOVNANIAN AT MANSFIELD II, LLC
K. HOVNANIAN AT MANSFIELD III, L.L.C.
K. HOVNANIAN AT MARLBORO TOWNSHIP V, L.L.C.
K. HOVNANIAN AT MARLBORO VI, L.L.C.
K. HOVNANIAN AT MARLBORO VII, L.L.C.
K. HOVNANIAN AT MIDDLE TOWNSHIP, L.L.C.
K. HOVNANIAN AT MIDDLETOWN II, L.L.C.
K. HOVNANIAN AT MIDDLETOWN, L.L.C.
K. HOVNANIAN AT MONROE III, L.L.C.
K. HOVNANIAN AT MOSAIC, L.L.C.
K. HOVNANIAN AT MT. OLIVE TOWNSHIP, L.L.C.
K. HOVNANIAN AT NORTH BERGEN, L.L.C.
K. HOVNANIAN AT NORTH BRUNSWICK VI, L.L.C.
K. HOVNANIAN AT NORTH CALDWELL, L.L.C.
K. HOVNANIAN AT NORTH HALEDON, L.L.C.
K. HOVNANIAN AT NORTH WILDWOOD, L.L.C.
K. HOVNANIAN AT NORTHAMPTON, L.L.C.
K. HOVNANIAN AT NORTHFIELD, L.L.C.
K. HOVNANIAN AT OLD BRIDGE, L.L.C.
K. HOVNANIAN AT OLDE ORCHARD, L.L.C.
K. HOVNANIAN AT PACIFIC BLUFFS, L.L.C.
K. HOVNANIAN AT PARAMUS, L.L.C.
K. HOVNANIAN AT PARK LANE, L.L.C.
K. HOVNANIAN AT RANCHO SANTA MARGARITA, L.L.C.
K. HOVNANIAN AT RANDOLPH I, L.L.C.
K. HOVNANIAN AT READINGTON II, L.L.C.
K. HOVNANIAN AT RIVERBEND II, L.L.C.
K. HOVNANIAN AT RIVERBEND, L.L.C.
K. HOVNANIAN AT RODERUCK. L.L.C.
K. HOVNANIAN AT ROWLAND HEIGHTS, L.L.C.
K. HOVNANIAN AT SAYREVILLE, L.L.C.
K. HOVNANIAN AT SMITHVILLE III, L.L.C.
K. HOVNANIAN AT SOMERS POINT, L.L.C.

K. HOVNANIAN AT SOUTH AMBOY, L.L.C.
K. HOVNANIAN AT SOUTH BANK, L.L.C.
K. HOVNANIAN AT SOUTH BRUNSWICK, L.L.C.
K. HOVNANIAN AT SPRING HILL ROAD, L.L.C.
K. HOVNANIAN AT SUNSETS, L.L.C.
K. HOVNANIAN AT THE GABLES, L.L.C.
K. HOVNANIAN AT TRAIL RIDGE, L.L.C.
K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP I, INC.
K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP II, L.L.C.
K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP III, L.L.C.
K. HOVNANIAN AT UPPER UWCHLAN, L.L.C.
K. HOVNANIAN AT UPPER UWCHLAN II, L.L.C.
K. HOVNANIAN AT WANAQUE, L.L.C.
K. HOVNANIAN AT WASHINGTON, L.L.C.
K. HOVNANIAN AT WAYNE VIII, L.L.C.
K. HOVNANIAN AT WAYNE IX, L.L.C.
K. HOVNANIAN AT WEST MILFORD, L.L.C.
K. HOVNANIAN AT WEST WINDSOR, L.L.C.
K. HOVNANIAN AT WILLOW BROOK, L.L.C.
K. HOVNANIAN AT WINCHESTER, L.L.C.
K. HOVNANIAN AT WOODHILL ESTATES, L.L.C.
K. HOVNANIAN CENTRAL ACQUISITIONS, L.L.C.
K. HOVNANIAN COMPANIES OF METRO D.C. NORTH, L.L.C.
K. HOVNANIAN COMPANIES, LLC
K. HOVNANIAN CONSTRUCTION II, INC.
K. HOVNANIAN CONSTRUCTION III, INC.
K. HOVNANIAN DEVELOPMENTS OF D.C., INC.
K. HOVNANIAN DEVELOPMENTS OF DELAWARE, INC.
K. HOVNANIAN DEVELOPMENTS OF MINNESOTA, INC.
K. HOVNANIAN EASTERN PENNSYLVANIA, L.L.C.
K. HOVNANIAN ENTERPRISES, INC.
K. HOVNANIAN FOUR SEASONS AT GOLD HILL, L.L.C.
K. HOVNANIAN FOUR SEASONS AT HISTORIC VIRGINIA, L.L.C.
K. HOVNANIAN GREAT WESTERN BUILDING COMPANY, L.L.C.
K. HOVNANIAN GREAT WESTERN HOMES, L.L.C.
K. HOVNANIAN HOLDINGS NJ, L.L.C.
K. HOVNANIAN INVESTMENTS, L.L.C.
K. HOVNANIAN NORTH CENTRAL ACQUISITIONS, L.L.C.
K. HOVNANIAN NORTH JERSEY ACQUISITIONS, L.L.C.
K. HOVNANIAN NORTHEAST SERVICES, L.L.C.
K. HOVNANIAN OHIO REALTY, L.L.C.
K. HOVNANIAN PENNSYLVANIA ACQUISITIONS, L.L.C.
K. HOVNANIAN SHORE ACQUISITIONS, L.L.C.
K. HOVNANIAN SOUTH JERSEY ACQUISITION, L.L.C.

K. HOVNANIAN SOUTHERN NEW JERSEY, L.L.C.
K. HOVNANIAN SUMMIT HOLDINGS, L.L.C.
K. HOVNANIAN SUMMIT HOMES, L.L.C.
K. HOVNANIAN SUMMIT HOMES OF MICHIGAN, L.L.C.
K. HOVNANIAN SUMMIT HOMES OF PENNSYLVANIA, L.L.C.
K. HOVNANIAN SUMMIT HOMES OF WEST VIRGINIA, L.L.C.
K. HOVNANIAN WINDWARD HOMES, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT HEMET, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT PALM SPRINGS, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT VINT HILL, L.L.C.
K. HOVNANIAN’S FOUR SEASONS, L.L.C.
K. HOVNANIAN’S PRIVATE HOME PORTFOLIO, L.L.C.
KHIP, LLC
KINGS COURT AT MONTGOMERY, L.L.C.
M&M AT APPLE RIDGE, L.L.C.
M&M AT BROOKHILL, L.L.C.
M&M AT CHESTERFIELD, L.L.C.
M&M AT EAST MILL, L.L.C.
M&M AT HERITAGE WOODS, L.L.C.
M&M AT KENSINGTON WOODS, L.L.C.
M&M AT MORRISTOWN, L.L.C.
M & M AT ROBERT MORRIS, L.L.C.
M&M AT SHERIDAN, L.L.C.
M & M AT SOUTH BOUND BROOK, L.L.C.
M&M AT SPARTA, L.L.C.
M&M AT SPINNAKER POINTE, L.L.C.
M&M AT SPRUCE HOLLOW, L.L.C.
M&M AT SPRUCE MEADOWS, L.L.C.
M&M AT SPRUCE RUN, L.L.C.
M&M AT THE HIGHLANDS, L.L.C.
M&M AT WEST ORANGE, L.L.C.
M&M AT WHEATENA URBAN RENEWAL, L.L.C.
MATZEL & MUMFORD AT CRANBURY KNOLL, L.L.C.
MATZEL & MUMFORD AT FREEHOLD, L.L.C.
MATZEL & MUMFORD AT HERITAGE LANDING, L.L.C.
MATZEL & MUMFORD AT MONTGOMERY, L.L.C.
MATZEL & MUMFORD AT PHILLIPSBURG, L.L.C.
MATZEL & MUMFORD AT SOUTH BRUNSWICK, L.L.C.
MATZEL & MUMFORD AT WOODLAND CREST, L.L.C.
MMIP, L.L.C.
PADDOCKS, L.L.C.
RIDGEMORE UTILITY, L.L.C.
THE LANDINGS AT SPINNAKER POINTE, L.L.C.
WASHINGTON HOMES AT COLUMBIA TOWN CENTER, L.L.C.

WASHINGTON HOMES AT CAMP SPRINGS, L.L.C.
WASHINGTON HOMES AT FOREST RUN, L.L.C.
WASHINGTON HOMES AT LAUREL HIGHLANDS, L.L.C.
WASHINGTON HOMES AT RENAISSANCE PLAZA, L.L.C.
WASHINGTON HOMES OF MARYLAND I, L.L.C.
WESTMINSTER HOMES OF ALABAMA, L.L.C.
WESTMINSTER HOMES OF MISSISSIPPI, L.L.C.
WESTMINSTER HOMES OF SOUTH CAROLINA, L.L.C.
WOODLAND LAKES CONDOS AT BOWIE NEWTOWN, LLC
GOODMAN FAMILY OF BUILDERS, L.P.
K. HOVNANIAN OF HOUSTON II, L.P.
K. HOVNANIAN OF HOUSTON, L.P.
M & M INVESTMENTS, L.P.
WASHABAMA, L.P.

By:
Name:
	Title:	Authorized Officer

EXHIBIT B

SUPPLEMENTAL INDENTURE

dated as of           ,

among

K. HOVNANIAN ENTERPRISES, INC.

HOVNANIAN ENTERPRISES, INC.

The Other Guarantors Party Hereto

and

WACHOVIA BANK, NATIONAL ASSOCIATION

as Senior Trustee

6 1/4% Senior Notes due 2015

THIS [          ] SUPPLEMENTAL INDENTURE (this “[         ] Supplemental Indenture”), entered into as of           ,     , among K. Hovnanian Enterprises, Inc., a California corporation (the “Issuer”), Hovnanian Enterprises, Inc. (the “Company”), [list each new guarantor and its jurisdiction of incorporation] (each an “Undersigned”) and Wachovia Bank, National Association, as Senior Trustee (the “Senior Trustee”).

RECITALS

WHEREAS, the Issuer, Company, the other Guarantors party thereto and the Senior Trustee entered into an indenture, dated as of November 30, 2004 (the “Indenture”), relating to the Company’s 6 1/4% Senior Notes due 2015 (the “Notes”);

WHEREAS, as a condition to the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Restricted Subsidiaries to provide Guarantees.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties hereto hereby agree as follows:

SECTION 1.  Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

SECTION 2.  Each Undersigned, by its execution of this [         ] Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 6 thereof.

SECTION 3.  This [         ] Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 4.  This [         ] Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

SECTION 5.  This [         ] Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this [         ] Supplemental Indenture will henceforth be read together.

B-1

IN WITNESS WHEREOF, the parties hereto have caused this [         ] Supplemental Indenture to be duly executed as of the date first above written.

K. HOVNANIAN ENTERPRISES, INC., as Issuer

By:
Name:
Title:

HOVNANIAN ENTERPRISES, INC.

By:
Name:
Title:

[GUARANTOR]

By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Senior Trustee

By:
Name:
Title:

B-2

EXHIBIT C

RESTRICTED LEGEND

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1)           REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a) (1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”),

(2)           AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT (A) TO THE ISSUER, HOVNANIAN OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY

C-1

STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

(3)           AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTIONS” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.  THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

C-2

EXHIBIT D

DTC LEGEND

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ANY OF ITS SUBSIDIARIES OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED.  TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

D-1

EXHIBIT E

Regulation S Certificate

         ,

Wachovia Bank, National Association
21 South Street
Morristown, NJ 07960
Attention: Corporate Trust Administration

Re:	K. Hovnanian Enterprises, Inc.
6 1/4% Senior Notes due 2015 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
as of November 30, 2004 relating to the Notes

Dear Sirs:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐  A.         This Certificate relates to our proposed transfer of $     principal amount of Notes issued under the Indenture.  We hereby certify as follows:

1.             The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(g)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.             Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.             Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.             The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.             If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐  B.          This Certificate relates to our proposed exchange of $      principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.  We hereby certify as follows:

1.             At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(g)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.             Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.             The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

Upon transfer of certificated Notes, the Notes would be registered in the name of the new beneficial owner as follows:

By:

Date:

Taxpayer ID number:

EXHIBIT F

Rule 144A Certificate

         ,

Wachovia Bank, National Association
21 South Street
Morristown, NJ 07960
Attention: Corporate Trust Administration

Re:	K. Hovnanian Enterprises, Inc.
6 1/4% Senior Notes due 2015 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
as of November 30, 2004 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐  A.         Our proposed purchase of $     principal amount of Notes issued under the Indenture.

☐  B.          Our proposed transfer or exchange of $     principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”).  If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.  Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any

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interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

Upon transfer of certificated Notes, the Notes would be registered in the name of the new beneficial owner as follows:

By:

Date:

Taxpayer ID number:

F-2

EXHIBIT G

Institutional Accredited Investor Certificate

Wachovia Bank, National Association
21 South Street
Morristown, NJ 07960
Attention: Corporate Trust Administration

Re:	K. Hovnanian Enterprises, Inc.
6 1/4% Senior Notes due 2015 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
as of November 30, 2004 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A, B OR C AS APPLICABLE.]

☐  A.         Our proposed purchase of $     principal amount of Notes issued under the Indenture.

☐  B.          Our proposed purchase of $     principal amount of a beneficial interest in a Global Note

☐  C.          Our proposed transfer or exchange of $     principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We hereby confirm that:

1.             We are an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.             Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.             We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4.             We are not acquiring the Notes or beneficial interest therein with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided, that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.             We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.             The principal amount of Notes to which this Certificate relates is at least equal to $250,000.

We agree for the benefit of the Issuer and the Guarantors, on our own behalf and on behalf of each account for which we are acting, that we will not resell or otherwise transfer this note or any beneficial interest herein except (A) to the Issuer, the Company or any of its subsidiaries, (B) to a person whom we reasonably believe is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A, (C) in an offshore transaction meeting the requirements of Rule 903 or 904 of Regulation S of the Securities Act, (D) in a transaction meeting the requirements of Rule 144 under the Securities Act, (E) to an Institutional Accredited Investor that, prior to such transfer, furnishes the Senior Trustee a signed letter containing certain representations and agreements relating to the transfer of the Notes (the form of which can be obtained from the Senior Trustee) and, if such transfer is in respect of an aggregate principal amount of Notes less than $250,000, an opinion of counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act, (F) in accordance with another exemption form the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Issuer) or (G) pursuant to an effective Registration Statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction.

Prior to the registration of any transfer or exchange, we acknowledge that the Issuer reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and applicable state securities laws.  We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

We understand that the Senior Trustee will not be required to accept for registration of transfer or exchange any Notes acquired by us, except upon presentation of evidence satisfactory to the Issuer and the Senior Trustee that the foregoing restrictions on transfer have been complied with.  We further agree to deliver to each person acquiring any of the Notes or any beneficial interest therein from us a notice advising such person that resales of the Notes are restricted as stated herein.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

Upon transfer of certificated Notes, the Notes would be registered in the name of the new beneficial owner as follows:

By:

Date:

Taxpayer ID number:

EXHIBIT H

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

To:	Wachovia Bank, National Association 21 South Street Morristown, NJ 07960 Attention: Corporate Trust Administration OR

[Euroclear Bank S.A./N.V., as operator of the Euroclear System] OR

[Clearstream Banking, société anonyme]

Re:	K. Hovnanian Enterprises, Inc.
6 1/4% Senior Notes due 2015 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
as of November 30, 2004 relating to the Notes

Ladies and Gentlemen:

We are the beneficial owner of $     principal amount of Notes issued under the Indenture and represented by a Regulation S Temporary Global Note (as defined in the Indenture).

[CHECK A OR B AS APPLICABLE.]

☐  A.         We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐  B.          We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:

Date:

[FORM II]

Certificate of Beneficial Ownership

To:	Wachovia Bank, National Association 21 South Street Morristown, NJ 07960 Attention: Corporate Trust Administration OR

Re:	K. Hovnanian Enterprises, Inc.
6 1/4% Senior Notes due 2015 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
as of November 30, 2004 relating to the Notes

Ladies and Gentlemen:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations (“Member Organizations”) appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Regulation S Temporary Global Note issued under the above-referenced Indenture, that as of the date hereof, $     principal amount of Notes represented by the Regulation S Temporary Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Regulation S Temporary Global Note excepted in such Member

Organization certifications and (ii) as of the date hereof we have not received any notification from any Member Organization to the effect that the statements made by such Member Organization with respect to any portion of such Regulation S Temporary Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[EUROCLEAR BANK S.A./N.V., as operator of the Euroclear System]

OR

[CLEARSTREAM BANKING, société anonyme]

By:
Name:
Title:
Address:

Date:

EXHIBIT I

THIS NOTE IS A TEMPORARY GLOBAL NOTE.  PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR CERTIFICATED NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

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